Exhibit 99.1


                                                                   SAB&W Draft
                                                                   1/8/02

==============================================================================


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                  Depositor,


                          DLJ MORTGAGE CAPITAL, INC.,

                                    Seller,


                        ABN AMRO MORTGAGE GROUP, INC.,

                              Seller and Servicer


                 WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

                                   Servicer,


                             VESTA SERVICING L.P.,

                         Servicer and Special Servicer


                                      and


                           THE CHASE MANHATTAN BANK,

                                    Trustee


                        POOLING AND SERVICING AGREEMENT

                          Dated as of August 1, 2001

                                  relating to

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 2001-AR19

==============================================================================

                               Table of Contents
                                                                                                        Page
                                                                                                        ----

                                   ARTICLE I
                                  DEFINITIONS


                                  ARTICLE II
         CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES
SECTION 2.01      Conveyance of Trust Fund..............................................................35
SECTION 2.02      Acceptance by the Trustee.............................................................38
SECTION 2.03      Representations and Warranties of the Sellers and Servicers...........................39
SECTION 2.04      Representations and Warranties of the Depositor as to the Mortgage Loans..............41
SECTION 2.05      Delivery of Opinion of Counsel in Connection with Substitutions.......................42
SECTION 2.06      Issuance of Certificates..............................................................42
SECTION 2.07      REMIC Provisions......................................................................42
SECTION 2.08      Covenants of each Servicer............................................................46

                                  ARTICLE III
                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01      Servicers to Service Mortgage Loans...................................................47
SECTION 3.02      Subservicing; Enforcement of the Obligations of Subservicers..........................48
SECTION 3.03      Notification of Adjustments...........................................................49
SECTION 3.04      Trustee to Act as Servicer............................................................50
SECTION 3.05      Collection of Mortgage Loans; Collection Accounts; Certificate Account................50
SECTION 3.06      Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from
                  Escrow Accounts; Payments of Taxes, Insurance and Other Charges.......................53
SECTION 3.07      Access to Certain Documentation and Information Regarding the Mortgage Loans;
                  Inspections...........................................................................55
SECTION 3.08      Permitted Withdrawals from the Collection Accounts and Certificate Account............55
SECTION 3.09      Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Primary
                  Insurance Policy; Claims; Restoration of Mortgaged Property...........................56
SECTION 3.10      Enforcement of Due-on-Sale Clauses; Assumption Agreements.............................60
SECTION 3.11      Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage
                  Loans.................................................................................61
SECTION 3.12      Trustee to Cooperate; Release of Mortgage Files.......................................65
SECTION 3.13      Documents, Records and Funds in Possession of a Servicer to be Held for the
                  Trustee...............................................................................66
SECTION 3.14      Servicing Fee.........................................................................66
SECTION 3.15      Access to Certain Documentation.......................................................66

                                      i

SECTION 3.16      Annual Statement as to Compliance.....................................................67
SECTION 3.17      Annual Independent Public Accountants' Servicing Statement; Financial
                  Statements............................................................................67
SECTION 3.18      Maintenance of Fidelity Bond and Errors and Omissions Insurance.......................68
SECTION 3.19      Special Serviced Mortgage Loans.......................................................68

                                  ARTICLE IV
                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01      Priorities of Distribution............................................................70
SECTION 4.02      Allocation of Losses..................................................................73
SECTION 4.03      Reserved..............................................................................74
SECTION 4.04      Monthly Statements to Certificateholders..............................................74
SECTION 4.05      Servicer to Cooperate.................................................................75
SECTION 4.06      Cross-Collateralization; Adjustments to Available Funds...............................76

                                   ARTICLE V
                            ADVANCES BY A SERVICER

SECTION 5.01      Advances by a Servicer................................................................78

                                  ARTICLE VI
                               THE CERTIFICATES

SECTION 6.01      The Certificates......................................................................79
SECTION 6.02      Registration of Transfer and Exchange of Certificates.................................79
SECTION 6.03      Mutilated, Destroyed, Lost or Stolen Certificates.....................................84
SECTION 6.04      Persons Deemed Owners.................................................................85
SECTION 6.05      Access to List of Certificateholders' Names and Addresses.............................85
SECTION 6.06      Maintenance of Office or Agency.......................................................85
SECTION 6.07      Book-Entry Certificates...............................................................85
SECTION 6.08      Notices to Clearing Agency............................................................86
SECTION 6.09      Definitive Certificates...............................................................86

                                  ARTICLE VII
                 THE DEPOSITOR, THE SELLERS AND THE SERVICERS

SECTION 7.01      Liabilities of the Sellers, the Depositor and the Servicers...........................88
SECTION 7.02      Merger or Consolidation of the Depositor, the Sellers, or the Servicers...............88
SECTION 7.03      Limitation on Liability of the Depositor, the Sellers, and the Servicers and
                  Others................................................................................89

                                      ii

SECTION 7.04      Servicer Not to Resign; Transfer of Servicing.........................................89
SECTION 7.05      Sellers and Servicers May Own Certificates............................................90

                                 ARTICLE VIII
                                    DEFAULT

SECTION 8.01      Events of Default.....................................................................91
SECTION 8.02      Trustee to Act; Appointment of Successor..............................................92
SECTION 8.03      Notification to Certificateholders....................................................93
SECTION 8.04      Waiver of Events of Default...........................................................94

                                  ARTICLE IX
                            CONCERNING THE TRUSTEE

SECTION 9.01      Duties of Trustee.....................................................................95
SECTION 9.02      Certain Matters Affecting the Trustee.................................................96
SECTION 9.03      Trustee Not Liable for Certificates or Mortgage Loans.................................98
SECTION 9.04      Trustee May Own Certificates..........................................................98
SECTION 9.05      Trustee's Fees and Expenses...........................................................98
SECTION 9.06      Eligibility Requirements for Trustee..................................................99
SECTION 9.07      Resignation and Removal of Trustee....................................................99
SECTION 9.08      Successor Trustee....................................................................100
SECTION 9.09      Merger or Consolidation of Trustee...................................................100
SECTION 9.10      Appointment of Co-Trustee or Separate Trustee........................................100
SECTION 9.11      Office of the Trustee................................................................102
SECTION 9.12      Tax Return...........................................................................102
SECTION 9.13      Periodic Filings.....................................................................102

                                   ARTICLE X
                                  TERMINATION

SECTION 10.01     Termination upon Liquidation or Repurchase of all Mortgage Loans.....................103
SECTION 10.02     Procedure Upon Optional Termination..................................................104
SECTION 10.03     Additional Termination Requirements..................................................104

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

SECTION 11.01     Amendment............................................................................106
SECTION 11.02     Recordation of Agreement; Counterparts...............................................107
SECTION 11.03     Governing Law........................................................................107
SECTION 11.04     Intention of Parties.................................................................107


                                     iii

SECTION 11.05     Notices..............................................................................109
SECTION 11.06     Severability of Provisions...........................................................110
SECTION 11.07     Limitation on Rights of Certificateholders...........................................110
SECTION 11.08     Certificates Nonassessable and Fully Paid............................................111
SECTION 11.09     Protection of Assets.................................................................111


                  THIS POOLING AND SERVICING AGREEMENT, dated as of August 1, 2001, is hereby executed by and between CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ Mortgage Capital, Inc. ("DLJMC"), a Delaware Corporation, in its capacity as a seller (a "Seller"), ABN AMRO MORTGAGE GROUP, INC., a Delaware corporation, in its capacity as a seller (a "Seller") and in its capacity as a servicer (a "Servicer"), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. ("WMMSC"), a Delaware corporation, in its capacity as a servicer (a "Servicer"), VESTA SERVICING L.P., a Delaware limited partnership, in its capacity as a servicer (a "Servicer"), and as special servicer (the "Special Servicer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below.

                             PRELIMINARY STATEMENT

                  The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of two REMICs: the Subsidiary REMIC and the Master REMIC. The Subsidiary REMIC will consist of all of the assets constituting the Trust Fund and will be evidenced by the Subsidiary REMIC regular interests which will be uncertificated (the "Subsidiary REMIC Regular Interests") and will represent the "regular interests" in the Subsidiary REMIC, and the SR Interest as the single "residual interest" in the Subsidiary REMIC. The Trustee will hold the Subsidiary REMIC Regular Interests for the benefit of the Master REMIC. The Master REMIC will consist of the Subsidiary REMIC Regular Interests and will be evidenced by the Regular Certificates which will represent the "regular interests" in the Master REMIC and the MR Interest as the single "residual interest" in the Master REMIC. The Class R Certificates will represent beneficial ownership of the SR Interest and the MR Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

                             The Subsidiary REMIC

                  The following table sets forth Class Designation, the Initial Principal Balance, the Pass-Through, the Corresponding Group for each Subsidiary REMIC Regular Interest:

------------------------------- ---------------------------------- ------------------- ---------------------
                                                                       Pass-Through       Corresponding
      Class Designation             Initial Principal Balance              Rate        Master REMIC Class
------------------------------- ---------------------------------- ------------------- ---------------------
Class IA1                                            $ 23,433,600         (1)          Class I-A-1
------------------------------- ---------------------------------- ------------------- ---------------------
Class IIA1                                           $ 85,759,000         (2)          Class II-A-1
------------------------------- ---------------------------------- ------------------- ---------------------
Class IIA2                                           $ 59,313,000         (2)          Class II-A-2
------------------------------- ---------------------------------- ------------------- ---------------------
Class IIA3                                           $ 65,738,000         (2)          Class II-A-3
------------------------------- ---------------------------------- ------------------- ---------------------
Class IIAR                                                  $ 100         (2)          Class AR
------------------------------- ---------------------------------- ------------------- ---------------------
Class III-A1                                         $ 77,133,000         (3)          Class III-A-1
------------------------------- ---------------------------------- ------------------- ---------------------
Class IV-A-1                                         $ 20,492,800         (4)          Class IV-A-1
------------------------------- ---------------------------------- ------------------- ---------------------
Class CB                                             $ 14,731,814         (5)          Class C-B
-------------------------------------------------------------------------------------------------------------------



_______________

(1)      The initial Pass-Through Rate on the Class I-A-1 Certificates is
         6.198 % per annum. After the first Distribution Date and on or before the Distribution Date in March 2004, the per annum Pass-Through Rate for this Class of Certificates will equal the weighted average of the Net WAC Rate for the Group I Mortgage Loans less 0.383%. After the Distribution Date in March 2004, the per annum Pass-Through Rate on this Class of Certificates will equal the weighted average of the Net WAC Rate for the Group I Mortgage Loans, less 0.100 %.
(2) The initial Pass-Through Rate on the Class II-A-1 and Class AR Certificates is 4.936 % per annum. After the first Distribution Date and on or before the Distribution Date in May 2006, the per annum Pass-Through Rate on these Classes of Certificates will equal the lesser of (i) the weighted average of the Net WAC Rate for the Group II Mortgage Loans, and (ii) 4.936 %. After the Distribution Date in May 2006, the per annum Pass-Through Rate on these Classes of Certificates will equal the weighted average of the Net WAC Rate for the Group II Mortgage Loans, less 0.375 %.
(3)      The initial Pass-Through Rate on the Class II-A-2 Certificates is
         5.924 % per annum. After the first Distribution Date and on or before the Distribution Date in May 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the lesser of (i) the weighted average of the Net WAC Rate for the Group II Mortgage Loans, and (ii) 5.924%. After the Distribution Date in May 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the weighted average of the Net WAC Rate for the Group II Mortgage Loans, less 0.375%.
(4) The initial Pass-Through Rate on the Class II-A-3 Certificates is 5.932% per annum. After the first Distribution Date and on or before the Distribution Date in May 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the lesser of (i) the weighted average of the Net WAC Rate for the Group II Mortgage Loans, and (ii) 5.932%. After the Distribution Date in May 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the weighted average of the Net WAC Rate for the Group II Mortgage Loans, less 0.375%.
(5) The initial Pass-Through Rate on the Class III-A-1 Certificates is 5.712% per annum. After the first Distribution Date and on or before the Distribution Date in July 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the lesser of (i) the weighted average of the Net WAC Rate for the Group III Mortgage Loans, and (ii) 5.712%. After the Distribution Date in July 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the weighted average of the Net WAC Rate for the Group III Mortgage Loans, less 0.966%.
(6) The initial pass-through rate on the Class IV-A-1Certificates is approximately 6.295% per annum. After the first distribution date, he per annum pass-through rate on this class of certificates will equal the Weighted Average Pass-Through Rate or the group IV mortgage loans, less 1.100 %
(7) The Class I-X, Class II-X, Class III-X and Class IV-X Certificates will be Notional Certificates, will have no principal balance and will bear interest on their respective Notional Amounts. The initial Notional Amounts of the Class I-X, Class II-X, Class III-X and Class IV-X Certificates are $23,433,600, $210,810,100, $77,133,000 and
         $20,492,800, respectively,.

(8) On or before the distribution date in March 2004,the pass-through rate on the Class I-X Certificates will equal 0.383 % per annum. After the distribution date in March 2004, the pass-through rate on this class of certificates will equal 0.100 % per annum..
(9) The initial Pass-Through Rate on the Class II-X Certificates is 1.069% per annum. After the first Distribution Date, and on or before the distribution date in May 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the excess, if any, of (i) the weighted average of the Net WAC Rate for the Group II Mortgage Loans, over (ii) the weighted average of the Pass-Through Rates of the Class II-A-1, Class II-A-2, Class II-A-3 and Class AR Certificates. After the distribution date in May 2006,the pass-through rate on this class of certificates will equal 0.375% per annum.
(10) The initial Pass-Through Rate on the Class III-X Certificates is 1.335% per annum. After the first Distribution Date, and on or before the distribution date in May 2006, the per annum Pass-Through Rate on this Class of Certificates will equal the excess, if any, of (i) the weighted average of the Net WAC Rate for the Group III Mortgage Loans, over (ii) the Pass-Through Rate on the Class III-A-1 Certificates. After the distribution date in May 2006,the pass-through rate on this class of certificates will equal 0.966% per annum.
(11) The initial Pass-Through Rate on the Group C-B Certificates is 6.747% per annum. After the first Distribution Date, the per annum Pass-Through Rate on these Classes of Certificates will equal will equal the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Net WAC Rate for the Group I Mortgage Loans for that Distribution Date and (y) the Group C-B Component Balance for the Group I Mortgage Loans immediately prior to that Distribution Date, (ii) the product of (x) the Net WAC Rate for the Group II Mortgage Loans for that Distribution Date and (y) the Group C-B Component Balance for the Group II Mortgage Loans immediately prior to that Distribution Date, (iii) the product of (x) the Net WAC Rate for the Group III Mortgage Loans for that Distribution Date and (y) the Group C-B Component Balance for the Group III Mortgage Loans immediately prior to that Distribution Date, and (iv) the product of
         (x) the Net WAC Rate for the Group IV Mortgage Loans for that Distribution Date and (y) the Group C-B Component Balance for the Group IV Mortgage Loans immediately prior to that Distribution Date, divided by (b) the aggregate of the Group C-B Component Balances for group I, group II, the Group III Mortgage Loans and the Group IV Mortgage Loans immediately prior to that Distribution Date.
(13) The Class AR Certificates are issued in minimum Percentage Interests of 20%.

                  Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates..........................         All Classes of Certificates other than the Physical
                                                          Certificates.

Class A Certificates.............................         The Class I-A-1, Class II-A-1, Class II-A-2, Class
                                                          II-A-3, Class III-A-1, Class IV-A-1 and Class AR
                                                          Certificates.

Class X Certificates.............................         The Class I-X, Class II-X, Class III-X and Class IV-X
                                                          Certificates.

ERISA-Restricted  Certificates...................         The Residual Certificates, the Private Certificates and
                                                          any Certificates that do not satisfy the applicable
                                                          ratings requirement under the Underwriter's Exemption.

Group I Certificates   ..........................         The Class I-A and Class I-X Certificates.

Group II Certificates ...........................         The Class II-A-1, Class II-A-2, Class II-A-3, Class II-X
                                                          and Class AR Certificates.

Group III Certificates  .........................         The Class III-A-1 and Class III-X Certificates.

Group IV Certificates  ..........................         The Class IV-A-1 and Class IV-X Certificates.

Group C-B Certificates...........................         The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4,
                                                          Class C-B-5 and Class C-B-6 Certificates.

Notional Amount Certificates.....................         Class X Certificates.

Offered Certificates.............................         All Classes of Certificates other than the Private
                                                          Certificates.

Private Certificates.............................         Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.

Physical Certificates............................         Class AR Certificates and the Private Certificates.

Rating Agencies..................................         Moody's and S&P.

Regular Certificates.............................         All Classes of Certificates other than the Class AR
                                                          Certificates.

Residual Certificates............................         Class AR Certificates.



                                      4

Senior Certificates..............................         Class A and Class X Certificates.

Subordinate Certificates.........................         Group C-B Certificates.


                  All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders. The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The principal balance of the Mortgage Loans as of the Cut-off Date is $346,601,314.78.

                  The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement. However, the Depositor, ABN AMRO and DLJMC will hereunder absolutely assign and, as a precautionary matter grant a security interest, in and to its rights, if any, in the related Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

                        W I T N E S S E T H  T H A T:

                  In consideration of the mutual agreements herein contained, the Depositor, the Servicers, the Special Servicer, the Sellers and the Trustee agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ABN AMRO: ABN AMRO Mortgage Group, Inc., a Delaware corporation, and its successors and assigns.

                  ABN AMRO Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which ABN AMRO is the applicable Seller.

                  ABN AMRO Serviced Mortgage Loans: The Mortgage Loans identified as such in the Mortgage Loan Schedule for which ABN AMRO is the applicable Servicer.

                  Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located or the mortgage servicing practices described in the Fannie Mae Servicing Guide or Freddie Mac Servicing Guide.

                  Accrual Period: For any interest bearing Class of Certificates and any Distribution Date, the calendar month immediately preceding the related Distribution Date.

                  Adjusted Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

                  Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 5.01.

                  Adverse REMIC Event:  As defined in Section 2.07(f).

                  Adjustment Date: With respect to each Mortgage Loan, each adjustment date on which the Mortgage Rate thereon changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each such Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  Aggregate Loan Balance: As of any date of determination will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the prior month.

                  Aggregate Loan Group Balance: As to any Loan Group and as of any date of determination will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Group as of the last day of the prior month.

                  Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

                  Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, Prepayment Penalties, prepayment fees, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

                  Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan that represents a refinancing, the lower of the appraised value at origination or the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

                  Assignment and Assumption Agreement: That certain assignment and assumption agreement dated as of August 1, 2001, by and between DLJ Mortgage Capital, Inc., as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

                  Available Distribution Amount: With respect to any Distribution Date and each of Group I, Group II, Group III and Group IV, the sum of: (i) all amounts in respect of Scheduled Payments (net of the related Servicing Fees) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date on the related Mortgage Loans, together with any Monthly Advances in respect thereof;
(ii) all Insurance Proceeds (to the extent not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's Accepted Servicing Standards) and all Liquidation Proceeds received during the calendar month preceding the month of that Distribution Date on the related Mortgage Loans, in each case net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loans; (iii) all Principal Prepayments received during the related Prepayment Period on the related Mortgage Loans, excluding Prepayment Penalties and premiums; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Mortgage Loan in the related Loan Group repurchased by the applicable Seller or a Servicer as of such Distribution Date, in the case of clauses (i) through (iv) above reduced by amounts in reimbursement for Monthly Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to Section 3.08 in respect of Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV, and (v) any amounts payable as Compensating Interest by a Servicer with respect to the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV on such Distribution Date.

                  Balloon Loan: Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and this requires a payment at the stated maturity larger than the monthly payments due thereunder.

                  Bankruptcy Code: The United States Bankruptcy Code, as amended from time to time (11 U.S.C.ss.ss. 101 et seq.).

                  Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

                  Bankruptcy Loss: A Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the related Servicer has notified the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

                  Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Loss Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Group I Certificates, the Group II Certificates, the Group III Certificates and the Group IV Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading, or otherwise adversely affect, of the then current ratings assigned to such Classes of Certificates rated by it.

                  Beneficial Holder: A Person holding a beneficial interest in any Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

                  Book-Entry Certificates: As specified in the Preliminary Statement.

                  Book-Entry Form: Any Certificate held through the facilities of the Depository.

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York or the state in which any Servicer or the Corporate Trust Office are located are authorized or obligated by law or executive order to be closed.

                  Certificate: Any Certificates executed and authenticated by the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits hereto.

                  Certificate Account: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fees and other amounts permitted to be withdrawn pursuant to Section 3.08(b)(ii)) shall be held in trust for the Certificateholders.

                  Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by any Realized Losses allocated to such Class on prior Distribution Dates pursuant to Section 4.02.

                  Certificate Group: Any of Certificate Group I, Certificate Group II, Certificate Group III or Certificate Group IV, as applicable.

                  Certificate Group I: Any of the Certificates with a Class designation beginning with "I" and relating to Loan Group I.

                  Certificate Group II: Any of the Certificates with a Class designation beginning with "II" and relating to Loan Group II.

                  Certificate Group III: Any of the Certificates with a Class designation beginning with "III" and relating to Loan Group III.

                  Certificate Group IV: Any of the Certificates with a Class designation beginning with "IV" and relating to Loan Group IV.

                  Certificate Register: The register maintained pursuant to
Section 6.02(a) hereof.

                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

                  Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

                  Class A Certificates: As specified in the Preliminary
Statement.

                  Class Interest Shortfall: As to any Distribution Date and Class of Group I Certificates, Group II Certificates, Group III Certificates and Group IV Certificates, the amount by which the amount described in clause
(i) of the definition of Interest Distribution Amount for such Class, exceeds the amount of interest actually distributed on such Class on such Distribution Date.

                  Class Notional Amount: With respect to any Distribution Date and Class of Class X Certificates, an amount equal to the aggregate Class Principal Balance of the Class A Certificates in the related Certificate Group immediately prior to that Distribution Date.

                  Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

                  Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest-bearing Group I Certificates, Group II Certificates, Group III Certificates and Group IV Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior

Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Interest Distribution Amount.

                  Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

                  Closing Date:  September 4, 2001.

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Collection Account: The accounts established and maintained by a Servicer in accordance with Section 3.05.

                  Collection Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

                  Compensating Interest Payment: For any Distribution Date and the WMMSC Serviced Mortgage Loans, the lesser of (i) the sum of (a) one twelfth (1/12) of 0.04% of the aggregate Stated Principal Balance of the WMMSC Serviced Mortgage Loans as of the Due Date in the month of such Distribution Date, (b) Payoff Earnings in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date and (c) aggregate Payoff Interest in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs for the WMMSC Serviced Mortgage Loans. For any Distribution Date and the ABN AMRO Serviced Mortgage Loans and the Vesta Serviced Mortgage Loans, the lesser of (i) one-half of the aggregate Servicing Fee payable to ABN AMRO or Vesta, respectively, in respect of the ABN AMRO Serviced Mortgage Loans or the Vesta Serviced Mortgage Loans, respectively, for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall with respect to the ABN AMRO Serviced Mortgage Loans or the Vesta Serviced Mortgage Loans, respectively.

                  Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001 Attention: CSFB 2001-AR19, except that for the purpose of maintaining the MGIC Policy such office is located at One Liberty Place, 1650 Market Street, Room 5210, Philadelphia, PA 19103, Attention: CSFB 2001-AR19, and except for purposes of Section 6.06, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 450 West 33rd Street, 14th Floor, New York, New York 10001.

                  Credit Support Depletion Date: The first Distribution Date on which the aggregate Class Principal Balances of the Group C-B Certificates has been or will be reduced to zero.

                  Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

                  Custodial Agreement: The Custodial Agreement, dated as of the date hereof, among the Custodian, the Trustee and the Depositor.

                  Custodian: A custodian which is appointed pursuant to a Custodial Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trustee.

                  Cut-off Date:  August 1, 2001.

                  Cut-off Date Pool Principal Balance:  $346,601,314.78.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

                  Debt Service Reduction: With respect to a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

                  Deficient Valuation: With respect to any Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

                  Definitive Certificate:  As defined in Section 6.07.

                  Deleted Mortgage Loan:  As defined in Section 2.03.

                  Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

                  Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

                  Depository Agreement: The Letter of Representation dated as of the Closing Date by and among DTC, the Depositor and the Trustee.

                  Determination Date: With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately succeeding such Business Day.

                  Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" within the meaning of Section 775 of the Code, and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class AR Certificate by such Person may cause the REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class AR Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  Distribution Date: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing on September 25, 2001.

                  DLJ Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which DLJMC is the applicable Seller.

                  DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

                  DTC:  The Depository Trust Company.

                  Due Date: With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the date in the calendar month immediately preceding the Distribution Date on which such Scheduled Payments are due, exclusive of any days of grace.

                  Eligible Account: Either (i) an account or accounts maintained with any federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Rating Agencies. Eligible Accounts may bear interest.

                  Eligible Institution: An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

                  Eligible Investments: Any one or more of the obligations and securities listed below:

        1. direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

        2. federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

        3. repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest,
                  (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

        4. securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

        5. commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

        6. a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

        7. money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of
                  1940) having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of a Servicer or the Trustee and any such funds that are managed by a Servicer or the Trustee or their respective Affiliates or for a Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

        8. such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirement) of an Underwriter's Exemption.

                  ERISA-Restricted Certificate: As specified in the Preliminary Statement.

                  Escrow Account: The separate account or accounts created and maintained by a Servicer pursuant to Section 3.06.

                  Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

                  Event of Default:  As defined in Section 8.01 hereof.

                  Excess Loss: The amount of any (i) Fraud Loss on a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss on a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss on a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV realized after the Bankruptcy Coverage Termination Date.

                  Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Trustee Fee Rate and the MGIC Fee Rate, if applicable.

                  Expense Fees: As to each Mortgage Loan, the sum of the related Servicing Fee, Trustee Fee and the MGIC Fee, as applicable.

                  Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV causing or resulting in a loss which causes the liquidation of such Mortgage Loan: (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.18 but are in excess of the coverage maintained thereunder; (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss"; (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack: (i) by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or (ii) by military, naval or air forces; or (iii) by an agent of any such government, power, authority or forces; (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

                  Extraordinary Losses: Any loss incurred on a Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV caused by or resulting from an Extraordinary Event.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  Fraud Loan: A Liquidated Mortgage Loan in Loan Group I, Loan Group II, Loan Group III or Loan Group IV as to which a Fraud Loss has occurred.

                  Fraud Loss Coverage Amount: As of the Closing Date, $6,932,026, subject in each case to reduction from time to time by the amount of Fraud Losses allocated to the Group I Certificates, the Group II Certificates, the Group III Certificates or the Group IV Certificates. On each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) prior to the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (i) 1% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV and
(ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first such anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses on the Mortgage Loans allocated to the Group I Certificates, the Group II Certificates, the Group III Certificates and the Group IV Certificates since such preceding anniversary or the Cut-off Date, as the case may be, and
(b) on the fifth anniversary of the Cut-off Date, to zero.

                  Fraud Loss Coverage Termination Date: The point in time at which the applicable Fraud Loss Coverage Amount is reduced to zero.

                  Fraud Losses: Realized Losses on the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation.

                  MGIC Fee: As to each MGIC Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the MGIC Fee Rate on the Stated Principal Balance of such MGIC Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payment due on such MGIC Mortgage Loan on such Due Date).

                  MGIC Fee Rate: With respect to each MGIC Mortgage Loan, the per annum rate equal to 0.66%.

                  MGIC Mortgage Loan: Those Group IV Mortgage Loans identified on the Mortgage Loan Schedule as to which the MGIC Policy provides coverage.

                  MGIC Policy: The mortgage guaranty insurance policy issued by Mortgage Guarantee Insurance Corporation, attached hereto as Exhibit P.

                  Gross Margin: With respect to each adjustable-rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  Group: When used with respect to the Mortgage Loans, any of Group I, Group II, Group III or Group IV or with respect to the Certificates, the Class or Classes of Certificates that relate to the corresponding Group.

                  Group I: With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group I or with respect to the Certificates, the Class I-A and Class I-X Certificates.

                  Group I Senior Liquidation Amount: As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group I which became a Liquidated Mortgage Loan during the related Prepayment Period, of the lesser of (i) the Group I Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

                  Group I Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Balances of the Class I-A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group I immediately prior to such Distribution Date; provided, however, in no event will the Group I Senior Percentage exceed 100%.

                  Group I Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Group I Senior Percentage of the Principal Payment Amount for Loan Group I, (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group I, and (iii) the Group I Senior Liquidation Amount.

                  Group I Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group I Senior Percentage.

                  Group II: With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group II or with respect to the Certificates, the Class II-A-1, Class II-A-2, Class II-A-3, II-X and Class AR Certificates.

                  Group II Senior Liquidation Amount: As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group II which became a Liquidated Mortgage Loan during the related Prepayment Period, of the lesser of (i) the Group II Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

                  Group II Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class AR Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group II immediately prior to such Distribution Date; provided, however, in no event will the Group II Senior Percentage exceed 100%.

                  Group II Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Group II Senior Percentage of the Principal Payment Amount for Loan Group II, (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group II, and (iii) the Group II Senior Liquidation Amount.

                  Group II Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group II Senior Percentage.

                  Group III: With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group III or with respect to the Certificates, the Class III-A-1 and Class III-X Certificates.

                  Group III Senior Liquidation Amount: As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group III which became a Liquidated Mortgage Loan during the related Prepayment Period, of the lesser of (i) the Group III Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

                  Group III Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of the Class III-A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group III immediately prior to such Distribution Date; provided, however, in no event will the Group III Senior Percentage exceed 100%.

                  Group III Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Group III Senior Percentage of the Principal Payment Amount for Loan Group III, (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group III, and (iii) the Group III Senior Liquidation Amount.

                  Group III Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group III Senior Percentage.

                  Group IV: With respect to the Mortgage Loans, the pool of adjustable rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group IV or with respect to the Certificates, the Class IV-A-1 and Class IV-X Certificates.

                  Group IV Senior Liquidation Amount: As to any Distribution Date, the aggregate, for each Mortgage Loan in Loan Group IV which became a Liquidated Mortgage Loan during the related Prepayment Period, of the lesser of (i) the Group IV Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

                  Group IV Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of the Class IV-A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Group IV immediately prior to such Distribution Date; provided, however, in no event will the Group IV Senior Percentage exceed 100%.

                  Group IV Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Group IV Senior Percentage of the Principal Payment Amount for Loan Group IV, (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group IV, and (iii) the Group IV Senior Liquidation Amount.

                  Group IV Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group IV Senior Percentage.

                  Group C-B Component Balance: For any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV as of any date of determination, the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group minus the sum of the then outstanding aggregate Class Principal Balance of the related Class A Certificates and, in the case of Loan Group II, the Class AR Certificates.

                  Index: With respect to any Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

                  Indirect Participants: Entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                  Initial Bankruptcy Loss Coverage Amount: $150,000..

                  Initial Class Principal Balance: As set forth in the Preliminary Statement.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any Primary Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, and with respect to each MGIC Mortgage Loan, the MGIC Policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

                  Insurance Proceeds: Proceeds of any primary mortgage guaranty insurance policies, including, without limitation, with respect to the MGIC Mortgage Loans, the MGIC Policy, and any other Insurance Policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with a Servicer's normal servicing procedures.

                  Interest Distribution Amount: With respect to any Distribution Date and Class of Group I Certificates, Group II Certificates, Group III Certificates and Group IV Certificates, the sum of (i) one month's interest accrued during the related Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Notional Amount, as applicable, subject to reduction pursuant to Section 4.01(d), and (ii) any Class Unpaid Interest Amounts for such Class and Distribution Date.

                  Interest Rate: With respect to each Class of Certificates, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

                  Interest Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and interest portion of all Payoffs (net of Payoff Interest for such Distribution
Date) and Curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the applicable Servicing Fees with respect to such Mortgage Loans and (y) unreimbursed Advances, Servicing Advances and other amounts due to the applicable Servicer with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by the Servicers with respect to the Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any Substitution Adjustment Amount or Purchase Price paid with respect to such Mortgage Loans during the related Collection Period allocable to interest, and (4) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the related Collection Period, to the extent allocable to interest.

                  Investment Account: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates which has a rating equal to the highest of the Ratings of the Certificates maintained by WMMSC in the trust department of the Investment Depository pursuant to Section 3.05.

                  Investment Depository: The Chase Manhattan Bank, New York, New York or another bank or trust company designated from time to time by WMMSC. The Investment Depository shall at all times be an Eligible Institution.

                  Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which a Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

                  Liquidation Expenses: Customary and reasonable "out of pocket" expenses incurred by a Servicer (or the related Subservicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Servicer (or the related Subservicer) under a Primary Mortgage Insurance Policy for reasons other than such Servicer's failure to comply with Section 3.09 hereof, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by a Servicer pursuant to Section 3.11 hereof respecting the related Mortgage and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation to the extent not previously reimbursed under any hazard insurance policy for reasons other than such Servicer's failure to comply with
Section 3.11 hereof.

                  Liquidation Principal: As to any Distribution Date and a Loan Group, the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the preceding calendar month.

                  Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.

                  Loan Group: Any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV, as applicable.

                  Loan Group I: All Mortgage Loans identified as Loan Group I Mortgage Loans on the Mortgage Loan Schedule.

                  Loan Group II: All Mortgage Loans identified as Loan Group II Mortgage Loans on the Mortgage Loan Schedule.

                  Loan Group III: All Mortgage Loans identified as Loan Group III Mortgage Loans on the Mortgage Loan Schedule.

                  Loan Group IV: All Mortgage Loans identified as Loan Group IV Mortgage Loans on the Mortgage Loan Schedule.

                  Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property or, in the case of a Qualified Substitute Mortgage Loan, is the appraised value of the Mortgaged Property based upon an appraisal made within 180 days prior to the date of substitution of such Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan.

                  Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

                  Maximum Mortgage Rate: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  Minimum Mortgage Rate: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  Moody's: Moody's Investors Service, Inc. or any successor thereto.

                  Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a fee simple or leasehold estate in real property securing a Mortgage Note.

                  Mortgage File: For each Mortgage Loan, the Trustee Mortgage File and the Servicer Mortgage File.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  Mortgage Loan Purchase Agreement: That certain mortgage loan purchase agreement dated as of March 1, 2001, between DLJMC, as purchaser, and ABN AMRO, as seller, of the ABN AMRO Loans.

                  Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to an Optional Termination of the Trust Fund.

                  Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the applicable Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan and applicable Servicer by Loan Group:

         1.   the Mortgage Loan identifying number;

         2.   the Mortgagor's name;

         3. the street address of the Mortgaged Property including the state and zip code;

         4. a code indicating the type of Mortgaged Property and the occupancy status;

         5. the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

         6.   the Loan-to-Value Ratio at origination;

         7.   the Mortgage Rate as of the Cut-off Date;

         8.   the stated maturity date;

         9.   the amount of the Scheduled Payment as of the Cut-off Date;

        10.   the original principal amount of the Mortgage Loan;

        11. the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

        12. a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

        13.   whether such Mortgage Loan has a Prepayment Penalty;

        14.   whether such Mortgage Loan is a MGIC Mortgage Loan;

        15.   the Expense Fee Rate as of the Cut-off Date;

        16. the Servicing Fee Rate (which may be disclosed on the Mortgage Loan Schedule in two parts identified as the servicing fee and master servicing fee);

        17.   whether such Mortgage Loan is a DLJ Loan or an ABN AMRO Loan;

        18. whether such Mortgage Loan is a WMMSC Serviced Mortgage Loan, an ABN AMRO Serviced Mortgage Loan or a Vesta Serviced Mortgage Loan;

        19. the Index that is associated with such Mortgage Loan, if applicable;

        20.   the Gross Margin, if applicable;

        21.   the Periodic Rate Cap, if applicable;

        22.   the Minimum Mortgage Rate, if applicable;

        23.   the Maximum Mortgage Rate, if applicable; and

        24. the first Adjustment Date after the Cut-off Date, if applicable.

         With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off
Date:

                      (i)   the number of Mortgage Loans;

                     (ii) the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

                    (iii) the weighted average Mortgage Rate of the Mortgage Loans.

                  Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

                  Mortgaged Property: The underlying real property securing a Mortgage Loan.

                  Mortgagor: The obligor on a Mortgage Note.

                  Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the excess of the related Liquidation Proceeds over Liquidation Expenses.

                  Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

                  Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payment for such Distribution Date.

                  Net WAC Rate: As to any Distribution Date and Loan Group, a rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in such Loan Group as of the second preceding Due Date after giving effect to payments due on such Due Date, whether or not received, weighted on the basis of the Stated Principal Balances as of such date.

                  1933 Act:  The Securities Act of 1933, as amended.

                  Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by a Servicer that, in the good faith judgment of such Servicer, will not be ultimately recoverable by such Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Notional Amount Certificates: As specified in the Preliminary Statement.

                  Offered Certificates: As specified in the Preliminary
Statement.

                  Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, a Vice President, or other authorized officer, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Sellers, the Servicers, the Special Servicer, a Subservicer or the Trustee, as the case may be, or, in the case of the Trustee, by a Responsible Officer of the Trustee, and delivered to the Depositor, the Sellers, the Servicers, the Special Servicer, or the Trustee, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to the Trustee. With respect to the definition of Eligible Account in this Article I and Sections 2.05 and 7.04 hereof and any opinion dealing with the qualification of the REMIC or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer,
(ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either of them and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  Optional Termination: The purchase of the Mortgage Loans pursuant to Section 10.01.

                  Optional Termination Date: The date fixed by a Terminating Entity for the purchase of the Mortgage Loans pursuant to Section 10.01.

                  OTS:  The Office of Thrift Supervision.

                  Outsourcer:  As defined in Section 3.02.

                  Overcollateralized Group:  As defined in Section 4.06.

                  Participant: A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

                  Pass-Through Entity: (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

                  Pass-Through Rate: For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement. Interest on the Certificates will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

                  Payoff: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

                  Payoff Earnings: For any Distribution Date with respect to each WMMSC Serviced Mortgage Loan, on which a Payoff was received by WMMSC during the related Prepayment Period, the aggregate of the interest earned by WMMSC from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses). For any Distribution Date with respect to each ABN AMRO Serviced Mortgage Loan or Vesta Serviced Mortgage Loan, on which a Payoff was received by ABN AMRO or Vesta, respectively, during the related Prepayment Period, the aggregate of the interest earned by ABN AMRO or Vesta, respectively, from investment of each such Payoff from the date of receipt of such Payoff until the Servicer Remittance Date immediately preceding the related Distribution Date (net of investment losses).

                  Payoff Interest: For any Distribution Date with respect to a WMMSC Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of the calendar month of such Distribution Date through the day of receipt thereof; to the extent (together with Payoff Earnings and the portion of the aggregate Servicing Fee described in clause (i)(a) of the definition of Compensating Interest Payment payable to WMMSC) not required to be distributed as Compensating Interest on such Distribution Date, Payoff Interest shall be payable to WMMSC as additional servicing compensation.

                  For any Distribution Date with respect to an ABN AMRO Serviced Mortgage Loan or Vesta Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of the calendar month of such Distribution Date through the day of receipt thereof; to the extent (together with Payoff Earnings and the portion of the aggregate Servicing Fee described in clause (i) of the definition of Compensating Interest payable to ABN AMRO or Vesta) not required to be distributed as Compensating Interest on such Distribution Date, Payoff Interest shall be payable to ABN AMRO or Vesta, respectively, as additional servicing compensation.

                  Percentage Interest: As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  Periodic Rate Cap: With respect to each adjustable-rate Mortgage Loan and any Adjustment Date, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  Physical Certificates: As set forth in the Preliminary Statement.

                  Prepayment Interest Shortfall: As to any Mortgage Loan, Distribution Date and Principal Prepayment (other than a Principal Prepayment on a WMMSC Serviced Mortgage Loan during the period from and including the 1st day to and including the 14th day of the month of such Distribution Date) received during the related Prepayment Period, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

                  Prepayment Penalty: With respect to any Mortgage Loan, any penalty required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

                  Prepayment Period: With respect to each Distribution Date and each Payoff or Curtailment with respect to a ABN AMRO Serviced Mortgage Loan and a Vesta Serviced Mortgage Loan, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and each Payoff with respect to a WMMSC Serviced Mortgage Loan, the related "Prepayment Period" will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 14th day of the month in which such Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

                  Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

                  Principal Payment Amount: For any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the sum of (i) the principal portion of the Scheduled Payments on the Mortgage Loans in such Loan Group due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan in such Loan Group which was repurchased as permitted or required by this Agreement during the related Prepayment Period and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans in such Loan Group during the related Prepayment Period, other than Principal Prepayments or Liquidation Principal.

                  Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

                  Principal Prepayment Amount: For any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the sum of all Principal Prepayments relating to the Mortgage Loans in such Loan Group which were received during the related Prepayment Period.

                  Principal Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicers with respect to the Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all Principal Prepayments received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by a Seller or a Servicer, or purchased by Vesta, during the related Collection Period, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the related Collection Period allocable to principal and (5) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) collected with respect to the Mortgage Loans during the related Collection Period, to the extent allocable to principal.

                  Principal Transfer Amount: For any Distribution Date and each Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such.

                  Private Certificates: As set forth in the Preliminary
Statement.

                  Pro Rata Allocation: With respect to Excess Losses or Extraordinary Losses relating to Loan Group I, Loan Group II, Loan Group III and Loan Group IV, the allocation of the principal portion of such losses to all Classes of Certificates (other than the Class X Certificates), pro rata according to their respective Class Principal Balances in reduction thereof, and the allocation of the interest portion of such losses to all Classes of Certificates, pro rata according to the amount of interest accrued but unpaid on each such Class, in reduction thereof, and then to such Classes pro rata according to their respective Class Principal Balances in reduction thereof.

                  Pro Rata Share: As to any Distribution Date and the Group C-B Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Group C-B Certificates.

                  Prospectus: The Prospectus, dated June 28, 2001, relating to the offering by the Depositor from time to time of its Mortgage-Backed Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the offered certificates.

                  Prospectus Supplement: The Prospectus Supplement, dated September 4, 2001, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the offered certificates.

                  Purchase Price: With respect to any Mortgage Loan required to be purchased by a Seller pursuant to Section 2.02 or 2.03 or purchased at the option of Vesta pursuant to Section 3.11(g), the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase,
(ii) accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (reduced by the related Servicing Fee Rate, if the purchaser is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan. With respect to any Mortgage Loan required or allowed to be purchased, Vesta or the related Seller, as applicable, shall deliver to the Trustee an Officer's Certificate as to the calculation of the Purchase Price.

                  Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

                  Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit K (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective such rates for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Index as the Deleted Mortgage Loan; and (vi) comply with each representation and warranty set forth in Section 2.03(b).

                  Rating Agency: Moody's or S&P, or any successors thereto.

                  Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

                  Realized Loss: With respect to (1) each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus
(iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan; (2) any Mortgage Loan subject to a Deficient Valuation, the excess of the Stated Principal Balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or
(3) any Debt Service Reduction Mortgage Loan, the present value of all monthly Debt Service Reductions on the Mortgage Loan, assuming that the mortgagor pays each Scheduled Payment on the applicable Due Date and that no Principal Prepayments are received on the Mortgage Loan, discounted at the applicable Mortgage Rate.

                  Record Date: With respect to any Distribution Date and the Certificates, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

                  Registration Statement: That certain registration statement on Form S-3, as amended (Registration No. 333-61840), relating to the offering by the Depositor from time to time of its Mortgage-Backed Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Securities and Exchange Commission.

                  Regular Certificates: All of the Certificates other than the Class AR Certificates.

                  Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

                  REMIC: A "real estate mortgage investment conduit", within the meaning of Section 860D of the Code.

                  REMIC Election: An election, for federal income tax purposes, to treat certain assets as a REMIC.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                  REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan or the related Mortgaged Property.

                  Responsible Officer: When used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee, including any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee with direct responsibilities for the administration of this Agreement customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Rule 144A: Rule 144A under the 1933 Act, as in effect from time to time.

                  S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  Scheduled Final Distribution Date: The Distribution Date in September 2031.

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

                  Seller:  DLJMC or ABN AMRO, as applicable.

                  Senior Certificates: As specified in the Preliminary
Statement.

                  Senior Liquidation Amount: The Group I Senior Liquidation Amount, the Group II Senior Liquidation Amount, the Group III Senior Liquidation Amount or the Group IV Senior Liquidation Amount, as applicable.

                  Senior Percentage: The Group I Senior Percentage, the Group II Senior Percentage, the Group III Senior Percentage or the Group IV Senior Percentage, as applicable.

                  Senior Prepayment Percentage: The Senior Prepayment Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date for each of Loan Group I, Loan Group II, Loan Group III and Loan Group IV will equal 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date for each such Loan Group will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless
(i) on any of the foregoing Distribution Dates the related Senior Percentage exceeds the initial related Senior Percentage, in which case the related Senior Prepayment Percentage will once again equal 100% or (ii) if the related Subordinate Percentage is greater than or equal to twice the related Subordinate Percentage on the Closing Date, in which case the Senior Prepayment Percentage for each Group will equal the related Senior Percentage).

                  Notwithstanding the foregoing no decrease in the Senior Prepayment Percentage for Loan Group I, Loan Group II, Loan Group III or Loan Group IV, as applicable, as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the related aggregate Group C-B Component Balance as of such Distribution Date is equal to or greater than 50% and (ii) cumulative Realized Losses in such Loan Group exceed
(a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the related aggregate Group C-B Component Balance as of the Closing Date (the "Original Subordinate Principal Balance"),
(b) with respect
to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Subordinate Principal Balance,
(d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

                  Senior Principal Distribution Amount: The Group I Senior Principal Distribution Amount, the Group II Senior Principal Distribution Amount, the Group III Senior Principal Distribution Amount or the Group IV Senior Principal Distribution Amount, as applicable.

                  Servicers: ABN AMRO, Vesta and WMMSC, any successor in interest or any successor servicer appointed as provided herein.

                  Servicer Employee:  As defined in Section 3.18.

                  Servicer Mortgage File: All documents pertaining to a Mortgage Loan not required to be included in the Trustee Mortgage File and held by the Servicer or any Subservicer.

                  Servicer Remittance Date: With respect to any Mortgage Loan and Distribution Date, the 18th day of the month in which such Distribution Date occurs (or if such 18th day is not a Business Day, the first Business Day immediately following).

                  Servicing Advance: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to a Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services);
(iv) any expenses incurred by a Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a) and (v) compliance with the obligations under Section 3.09.

                  Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

                  Servicing Fee Rate: As to each Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule (which, in the case of WMMSC, may be disclosed in two parts identified as the servicing fee and the master servicing fee).

                  Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by a Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee.

                  Special Hazard Coverage Termination Date: The date on which the coverage under the Special Hazard Loss Coverage Amount is reduced to zero.

                  Special Hazard Loss: A Realized Loss (or portion thereof) with respect to a Mortgage Loan arising from any direct physical loss or damage to a Mortgaged Property which is not covered by a standard hazard maintenance policy with extended coverage or by a flood insurance policy, if applicable (or which would not have been covered by such a policy had such a policy been maintained), which is caused by or results from any cause except:
(i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot, inherent vice or latent defect, animals, birds, vermin, insects; (ii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or part thereof ensues and then only for the ensuing loss; (iv) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government of sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

                  Special Hazard Loss Coverage Amount: As of the Closing Date, $4,984,031, subject in each case to reduction from time to time by the amount of Special Hazard Losses allocated to the Group I Certificates, the Group II Certificates, the Group III Certificates or the Group IV Certificates. On each anniversary of the Cut-off Date, the Special Hazard Loss Coverage Amount will be equal to the lesser of (a) the greatest of (i) 1% of the aggregate Stated Principal Balance of the Mortgage Loans in all of the Loan Groups, (ii) twice the Stated Principal Balance of the largest Mortgage Loan in any Loan Group and (iii) the aggregate Stated Principal Balance of all Mortgage Loans in all of the Loan Groups secured by Mortgaged Properties located in the single postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates in any Certificate Group since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

                  Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

                  Special Serviced Mortgage Loans: Mortgage Loans for which the Special Servicer acts as Servicer pursuant to Section 3.19.

                  Special Servicer:  Vesta.

                  Standard Hazard Policy: Each standard hazard insurance policy or replacement therefor referred to in Section 3.09.

                  Startup Day:  The Closing Date.

                  Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

                  Subordinate Certificates: As specified in the Preliminary Statement.

                  Subordinate Liquidation Amount: For any Distribution Date, the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans which became Liquidated Mortgage Loans during the related Prepayment Period over the sum of the Group I Senior Liquidation Amount, the Group II Senior Liquidation Amount, the Group III Senior Liquidation Amount and the Group IV Senior Liquidation Amount for such Distribution Date.

                  Subordinate Percentage: As to any Distribution Date and Loan Group I, Loan Group II, Loan Group III or Loan Group IV, the excess of 100% over the related Senior Percentage for that Distribution Date.

                  Subordinate Prepayment Percentage: As to any Distribution Date and with respect to Loan Group I, Loan Group II, Loan Group III or Loan Group IV, 100% minus the related Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Senior Certificates related to such Loan Group has been reduced to zero, then the Subordinate Prepayment Percentage for such Loan Group will equal 100%.

                  Subordinate Principal Distribution Amount: With respect to any Distribution Date and the Subordinate Certificates and Loan Group I, Loan Group II, Loan Group III and Loan Group IV will equal the sum of (i) the Subordinate Percentage of the Principal Payment Amount, (ii) the related Subordinate related Prepayment Percentage of the related Principal Prepayment Amount, (iii) the related Subordinate Liquidation Amount.

                  Subordination Level: As to any Distribution Date and any Class of Group C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Group C-B Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates, other than the Class X Certificates, in each case immediately prior to such Distribution Date.

                  Subservicer: Any entity that is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

                  Subservicing Agreement: An agreement between a Servicer and a Subservicer for the servicing of the related Mortgage Loans.

                  Substitution Adjustment Amount:  As defined in Section 2.03.

                  Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulationss. 1.860F-4(d) and temporary Treasury regulationss. 301.6231(a)(7)-1T. Initially, the Tax Matters Person shall be the Trustee.

                  Terminating Entity: WMMSC, upon the exercise of such entity's right to effect an Optional Termination pursuant to Section 10.01.

                  Terms Agreement: The terms agreement dated as of September 4, 2001 between Mortgage Guaranty Insurance Corporation, DLJ Mortgage Capital, Inc. and The Chase Manhattan Bank, as trustee.

                  Transferee Affidavit and Agreement: As defined in Section 6.02(g)(i)(B).

                  Trust Fund: The corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account, the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, including, with respect to each MGIC Mortgage Loan, the MGIC Policy, and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

                  Trustee: The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

                  Trustee Fee: The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

                  Trustee Fee Rate:  0.006% per annum.

                  Trustee Mortgage File: The mortgage documents listed in
Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

                  Undercollateralized Group:  As defined in Section 4.06.

                  Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

                  U.S. Person: A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  Vesta: Vesta Servicing, L.P., a Delaware limited partnership, and its successors and assigns.

                  Vesta Serviced Mortgage Loans: The Mortgage Loans identified as such in the Mortgage Loan Schedule for which Vesta is the applicable Servicer.

                  Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all Voting Rights shall be allocated among the Class A and Group C-B Certificates. The portion of such 100% Voting Rights allocated to each of the Class A and Group C-B Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all Classes then outstanding. Voting Interests shall be allocated among the Certificates within each such Class in proportion to their respective outstanding Class Principal Balances. The Notional Amount Certificates shall be allocated 2% of the Voting Rights. The Class AR shall have no voting rights.

                  WMMSC: Washington Mutual Mortgage Securities Corp., a Delaware corporation, and its successors and assigns.

                  WMMSC Serviced Mortgage Loan: The Mortgage Loans, identified as such in the Mortgage Loan Schedule, for which WMMSC is the applicable Servicer.

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 2.01 Conveyance of Trust Fund.

                  (a) The Depositor hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, the Depositor's right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, which Mortgage Loans the Depositor shall cause to be delivered to the Trustee on or prior to the Closing Date, together with the Trustee Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account, the Certificate Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policy with respect to the Mortgage Loans, (e) the Depositor's rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. In addition, on or prior to the Closing Date, the Depositor shall cause MGIC to deliver the MGIC Policy to the Trustee.

                  (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

                  (i) the electronic Mortgage Loan Schedule;

                 (ii) (A) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed "Pay to the order of ________________, without recourse" and signed in the name of the last named endorsee by an authorized officer or (B) with respect to any Lost Mortgage Note, a lost note affidavit and indemnity from the related Seller stating that the original Mortgage Note was lost or destroyed, (together with a copy of such Mortgage Note, if available) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note;

               (iii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                (iv) the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the related Seller;

                (v) the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller, the original to be delivered to such Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

               (vi) the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan assigned in blank;

              (vii) the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller, the original to be delivered to the Trustee forthwith after return from such recording office); and

             (viii) the original mortgage title insurance policy (or in appropriate jurisdictions, attorney's opinion of title and abstract of title).

                  In the event a Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, such Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

                  In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the applicable Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

                  As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee (at the expense of the Depositor) shall (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the applicable Seller (at such Seller's expense) to the Trustee, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

                  If any original Mortgage Note referred to in Section 2.01(b)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit and indemnity. If any of the original Mortgage Notes for which a lost note affidavit and indemnity was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

                  (c) The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian. The Trustee is also authorized and directed to enter into the Terms Agreement.

                  (d) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage
Loans are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial
Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

                  SECTION 2.02 Acceptance by the Trustee.

                  (a) The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit I and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that its Custodian will maintain possession of the Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

                  The Trustee agrees to execute and deliver on the Closing Date to the Depositor, each Seller and Servicer an Initial Certification in the form annexed hereto as Exhibit I with any applicable exception noted on an attachment thereto. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                  Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, each Seller and Servicer a Final Certification in the form annexed hereto as Exhibit J, with any applicable exceptions noted on an attachment thereto.

                  If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall list such as an exception on an attachment to the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

                  The related Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if such Seller does not correct or cure such defect within such period, such Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the

Trustee within 90 days from the date such Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office; provided, however, that a Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and provided, further, that no Seller shall be obligated to repurchase or cure any Mortgage Loan solely as a result of the Trustee's failure to record such Assignment of Mortgage. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit K. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the applicable Seller in the Certificate Account on the date of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit K hereto, the Trustee shall release the related Mortgage File to such Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

                  (b) It is understood and agreed that the obligation of each Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against such Seller.

                  SECTION 2.03 Representations and Warranties of the Sellers
                               and Servicers.

                  (a) Each of DLJMC, in its capacity as Seller, ABN AMRO, in its capacity as Servicer and Seller, WMMSC, in its capacity as Servicer, and Vesta, in its capacity as Servicer and Special Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule IIA, IIB, IIC or IID, as applicable hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (b) Each of DLJMC and ABN AMRO, in their capacities as Sellers, hereby makes the representations and warranties set forth in Schedule IIIA and IIIB as applicable hereto applicable to the DLJ Loans and the ABN AMRO Loans, respectively, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. Each Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to
Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan sold by such Seller to the Trust, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit K relating to the Deleted Mortgage Loan and the Mortgage File for any such Qualified Substitute Mortgage Loan. The related Seller shall promptly reimburse the Trustee for any actual out-of-pocket expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of a Seller's knowledge if it is discovered by either the Depositor, any Seller, any Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Qualified Substitute Mortgage Loan or Loans, the applicable Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by
Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the applicable Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter such Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The applicable Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and such Seller shall deliver the amended Mortgage Loan Schedule to the Trustee and the Servicers. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the applicable Seller and shall execute and deliver at such Seller's direction such instruments of transfer or assignment prepared by such Seller, in each case without recourse, representation or warranty as shall be necessary to vest title in such Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which a Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Servicer shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans (based on information provided by the substituting party) as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the related Seller on the date of substitution.

                  In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which such Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit K hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, representation or warranty as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

                  The representations and warranties made pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

                  SECTION 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

                  The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

                  SECTION 2.05 Delivery of Opinion of Counsel in Connection with Substitutions.

                  Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or 2.03 shall be made more than 90 days after the Closing Date unless the applicable Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  SECTION 2.06  Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed the Certificates and caused them to be authenticated and delivered to or upon the order of the Depositor in authorized denominations which evidence ownership of the Trust Fund. The rights of the Holders of such Certificates to receive distributions from the Trust Fund and all ownership interests of the Holders of the Certificates in such distributions shall be as set forth in this Agreement.

                  SECTION 2.07  REMIC Provisions.

                  (a) The Depositor hereby elects and authorizes the Trustee to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold to a third party. The Closing Date is hereby designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code. The "regular interests" (within the meaning of Section 860G of the Code) in the REMIC shall consist of the Regular Certificates and the "Class AR Certificates shall represent the beneficial ownership of the "residual interest" in each REMIC. The Depositor and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

                  (b) The Trustee on behalf of the Holders of the Class AR Certificates, shall act as agent for the Class AR Certificateholder as the "tax matters person" (within the meaning of the REMIC Provisions) for the REMIC, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. By its acceptance of a Class AR Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of each REMIC pursuant to the specific duties outlined herein.

                  (c) A Holder of the Class AR Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trustee, the amount of any minimum California state franchise taxes due with respect to the REMIC under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code. Notwithstanding the foregoing, the Trustee shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trustee. In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a "prohibited transaction" of a REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Section
4.01. The Trustee shall promptly deposit in the Certificate Account any amount of "prohibited transaction" tax that results from a breach of the Trustee's duties under this Agreement. The Servicer shall promptly deposit in the Certificate Account any amount of "prohibited transaction" tax that results from a breach of the Servicer's duties under this Agreement.

                  (d) The Trustee shall act as attorney-in-fact and as agent on behalf of the tax matters person of the REMIC and in such capacity the Trustee shall: (i) prepare, sign and file, or cause to be prepared, signed and filed, federal and state tax returns using a calendar year as the taxable year for the REMIC when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of the REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of the REMIC, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions. The expenses of preparing and filing such returns shall be borne by the Trustee. The Depositor and Servicer shall provide on a prompt and timely basis to the Trustee or its designee such information with respect to the REMIC as is in their possession and reasonably required or requested by the Trustee to enable it to perform its obligations under this subsection.

                  In its capacity as attorney-in-fact and as agent on behalf of the tax matters person, the Trustee shall also: (A) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund,
(B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

                  (e) The Trustee shall (i) provide to any transferor of a Class AR Certificate such information as is necessary for the application of any tax relating to the transfer of a Class AR

Certificate to any Person who is not a permitted transferee, (ii) forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

                  (f) The Trustee, the Depositor and the Holder of the Class AR Certificates shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of the REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of the Class AR Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon a REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

                  The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which a Servicer or Depositor has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to a REMIC or its assets, or causing the REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Servicers and Depositor or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC created hereunder and the Trustee shall not take any such action or cause the REMIC to take any such action as to which any Servicer or Depositor has advised it in writing that an Adverse REMIC Event could occur.

                  In addition, prior to taking any action with respect to the REMIC created hereunder or the assets therein, or causing the REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Holder of the Class AR Certificates will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC created hereunder, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

                  At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC, as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of such REMIC, as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to a Servicer, if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement or if such Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this
Article II, or (iii) otherwise against amounts on deposit in the Collection Account as provided by Section 3.09 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, no Servicer nor the Trustee shall accept any contributions of assets to the REMIC created hereunder unless (subject to 2.07(f)) such Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause that REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) No Servicer nor the Trustee shall (subject to Section 2.07(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

                  (l) Neither the Trustee nor any Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC created hereunder, (iii) the termination of the REMIC created hereunder pursuant to
Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of the REMIC created hereunder as a REMIC or

(b) unless such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

                  (m) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trustee shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein. Thereafter, each Servicer shall provide, promptly upon request therefor, any such additional information or data that the Trustee may from time to time reasonably request in order to enable the Trustee to perform its duties as set forth herein and the Trustee shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein. DLJMC shall indemnify the Trustee and hold it harmless for any loss, liability, damage, claim or expense of the Trustee, pursuant to, and in accordance with,
Section 9.05 of this Agreement, arising from any failure of the Depositor to provide, or cause to be provided, accurate information or data to the Trustee on a timely basis. The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee appointed pursuant to this Agreement.

                  SECTION 2.08  Covenants of each Servicer.

                  Each Servicer hereby covenants to the Depositor and the Trustee as follows:

                  (a) Such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Primary Insurance Policy; and

                  (b) No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

                  SECTION 3.01   Servicers to Service Mortgage Loans.

                  For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices. The obligations of each of ABN AMRO, Vesta and WMMSC hereunder to service and administer the Mortgage Loans shall be limited to the ABN AMRO Serviced Mortgage Loans, the Vesta Serviced Mortgage Loans and the WMMSC Serviced Mortgage Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to related "Mortgage Loans" shall be limited to the WMMSC Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties), in the case of WMMSC, the ABN AMRO Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of ABN AMRO, and the Vesta Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Vesta; and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that a Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement. Each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause the REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or
Section 860G(d) of the Code. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to such Servicer.

                  In accordance with the standards of the preceding paragraph and unless determined in good faith to be a Nonrecoverable Advance, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date.

                  SECTION 3.02 Subservicing; Enforcement of the Obligations of Subservicers.

                  (a) The Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing. A Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of the Subservicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of such Servicer. Each Servicer shall pay all fees and expenses of any Subservicer engaged by such Servicer from its own funds.

                  Notwithstanding the foregoing, each Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "Outsourcer") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of such Servicer's obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by a Servicer of any such Outsourcer shall not release the related Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of such Servicer, and such Servicer shall pay all fees and expenses of the Outsourcer from such Servicer's own funds.

                  (b) At the cost and expense of a Servicer, without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in

Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer's option, from electing to service the related Mortgage Loans itself. In the event that a Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, and if requested to do so by the Trustee, such Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible.
Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from such Servicer's own funds without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account.

                  (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Subservicer, a Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. Each Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of such Servicer or Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

                  Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer, and the related Servicer alone, and the Depositor, the Trustee and the other Servicers shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor, Trustee or other Servicers to pay a Subservicer's fees and expenses.

                  SECTION 3.03   Notification of Adjustments.

                  With respect to each Mortgage Loan, the related Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The related Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the related Servicer or the receipt of notice from the Trustee that such Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, that Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest loss or deferral caused the Trustee thereby.

                  SECTION 3.04   Trustee to Act as Servicer.

                  In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall



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

thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section
2.02 or 2.03 hereof or (iv) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to
Section 8.02 hereof.

                  Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

                  SECTION 3.05 Collection of Mortgage Loans; Collection Accounts; Certificate Account.

                  (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and shall take special care with respect to Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, each Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that such Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the related Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                  (b) Each Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or



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

demand accounts, titled "[Servicer's name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Mortgage-Backed Pass-Through Certificates, Series 2001-AR19" or, if established and maintained by a Subservicer on behalf of a Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools." Each Collection Account shall be an Eligible Account acceptable to the Depositor and Trustee. Notwithstanding the foregoing, one of the Collection Accounts established by WMMSC shall be an Investment Account. Funds deposited in a Collection Account may be drawn on by the applicable Servicer in accordance with Section 3.08.

                  (c) Each Servicer shall deposit in the applicable Collection Account on a daily basis, unless otherwise indicated, and retain therein, the following collections remitted by Subservicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off
Date:

                         (i) all payments on account of principal on the
               related Mortgage Loans, including all Principal Prepayments;

                        (ii) all payments on account of interest on the
               related Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related
               Servicing Fee Rate;

                       (iii) all Liquidation Proceeds on the related
               Mortgage Loans;

                        (iv) all Insurance Proceeds on the related Mortgage
               Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

                         (v) all Advances made by such Servicer pursuant to
               Section 5.01;

                        (vi) no later than the withdrawal from the Collection
               Account pursuant to Section 3.08(a)(viii) each month, the applicable amount of Compensating Interest for such Servicer for the related Prepayment Period. The aggregate of such deposits shall be made from such Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest
               Payment, if any, for the Mortgage Loans serviced by that Servicer and Distribution Date.

                       (vii) any amounts required to be deposited by such
               Servicer in respect of net monthly income from REO
               Property pursuant to Section 3.11; and

                      (viii) any other amounts required to be deposited
               hereunder.

                  The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by such Servicer into such Collection Account. In



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

addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the applicable Servicing Fee. In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08(a).

                  (d) On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

                  (i) the aggregate amount remitted by the Servicers to the Trustee pursuant to Section 3.08(a)(viii);

                 (ii) any amount deposited by the Trustee pursuant to
          Section 3.05(e) in connection with any losses on Eligible Investments; and

                (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

                  In the event that a Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.08(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

                  (e) Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer or the Trustee, respectively, in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the Servicer Remittance Date and (ii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect



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

of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account.

                  (f) Each Servicer shall give notice to the Trustee, each related Seller, each Rating Agency, and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to each Servicer, each Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

                  SECTION 3.06 Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

                  (a) To the extent required by the related Mortgage Note and not violative of applicable law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "[Servicer's Name] in trust for Credit Suisse First Boston Mortgage Securities Corp., Mortgage-Backed Pass-Through Certificates, Series 2001-AR19", or, if established and maintained by a Subservicer on behalf of a Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d). Except with respect to WMMSC, the creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit P-1 hereto, in the case of an account established with a Servicer, or by a letter agreement in the form of Exhibit P-2 hereto, in the case of an account held by a depository other than a Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

                  (b) Each Servicer shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt and retain therein:

                         (i) all Escrow Payments collected on account of the
               related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                        (ii) all amounts representing Insurance Proceeds
               which are to be applied to the restoration or repair of any Mortgaged Property.

                  (c) Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow



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

Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  (d) Withdrawals from the Escrow Account or Accounts may be made by the related Servicer only:

                      (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                     (ii) to reimburse such Servicer for any Servicing Advances made by such Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder and other charges and expenses recoverable from the Mortgagor in accordance with the terms of the related Mortgage Note thereunder;

                    (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                     (iv) for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                      (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in
          Section 3.09(e);

                     (vi) to pay to such Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

                    (vii) to clear and terminate such Escrow Account on the termination of this Agreement.

                  (e) With respect to each Mortgage Loan, the applicable Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item which may become a lien senior to the lien of the related Mortgage and the status of Primary Insurance Policy premiums, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.

                  SECTION 3.07 Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

                  (a) Each Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without



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

charge, but only upon reasonable written request and during normal business hours at the office designated by such Servicer. In addition, the Servicer shall provide to the Special Servicer reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

                  (b) Each Servicer shall inspect the related Mortgaged Properties as often as deemed necessary by such Servicer in such Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the applicable Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. Each Servicer shall keep a written or electronic report of each such inspection.

                  SECTION 3.08 Permitted Withdrawals from the Collection Accounts and Certificate Account.

                  (a) Each Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

                        (i) to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

                       (ii) to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

                      (iii)  to reimburse such Servicer for any
          Nonrecoverable Advance previously made or any amount expended pursuant to Section 3.11(a);

                       (iv) to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer's right to reimbursement pursuant to this clause (A) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

                        (v) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

                       (vi) to make any payments required to be made pursuant to Section 2.07(g);



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

                      (vii) to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

                     (viii) on the Servicer Remittance Date, to withdraw an amount equal to the portion of the Interest Remittance Amount and the Principal Remittance Amount applicable to the Mortgage Loans serviced by such Servicer or portion thereof for such Distribution Date and remit such amount to the Trustee for deposit in the Certificate Account; and

                       (ix) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof.

                  Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses
(i), (ii), (iv) and (v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the related Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

                  (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders, and MGIC, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 2.07). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

                        (i) to pay to itself the Trustee Fee and any investment income earned from balances in the Certificate Account prior to distributions to Certificateholders;

                       (ii) to withdraw and return to the applicable Servicer for deposit to the applicable Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

                      (iii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01 hereof.

                  SECTION 3.09  Maintenance of Hazard Insurance;
                                Mortgage Impairment Insurance and Primary
                                Insurance Policy; Claims; Restoration of
                                Mortgaged Property.

                  (a) Each Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings and improvements upon the Mortgaged Property are insured by a generally acceptable insurer rated either: "V" or better in the current Best's Key Rating Guide ("Best's") or acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the



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

Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

                  If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the related Servicer shall cause a flood insurance policy to be maintained with respect to such Mortgage Loan. Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

                  If a Mortgage is secured by a unit in a condominium project, the related Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the Servicer for mortgage loans that it services on its own account.

                  Each Servicer shall cause to be maintained on each Mortgaged Property such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Primary Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law; provided, however, that the Servicer shall not be required to bear the cost of such insurance.

                  All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

                  A Servicer shall not interfere with the Mortgagor's freedom of choice at the origination of such Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that such Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated: B:III or better in Best's or acceptable to FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The related Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

                  Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer's normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).



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

                  Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall constitute a Servicing Advance and will be reimbursable to the Servicer to the extent permitted by
Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) In the event that a Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a). Any amounts collected by a Servicer under any such policy relating to a Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer's funds, without reimbursement therefor. Upon request of the Trustee, a Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. In connection with its activities as Servicer of the related Mortgage Loans, such Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

                  (c) Subject to applicable law, with respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the applicable Seller represented to be covered by a Primary Insurance Policy as of the Cut-off Date, the related Servicer shall, without any cost to the Depositor or Trustee, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay, the premium thereon on a timely basis, until the loan-to-value ratio of such Mortgage Loan is reduced to 80%, based on either (i) a current appraisal of the Mortgaged Property or (ii) the appraisal of the Mortgaged Property obtained at the time the Mortgage Loan was originated. In the event that such Primary Insurance Policy shall be terminated, the related Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the related Servicer shall determine whether recoveries under the Primary Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that such Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the related Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer



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

a replacement insurance policy. The related Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, each Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy provided that such required actions are in compliance with all applicable law. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Primary Insurance Policy as provided above; provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

                  With respect to the MGIC Mortgage Loans, the MGIC Policy shall be maintained by the Trustee for the life of such Mortgage Loans, unless otherwise prohibited by law. The applicable Servicer shall submit all claims required to be made under the MGIC Policy in a timely fashion and shall otherwise comply with the terms of the MGIC Policy. Each Servicer shall deposit all amounts received under the MGIC Policy into the Collection Account. The MGIC Fee shall be paid by the Trustee from amounts withdrawn from the Certificate Account in accordance with Section 4.01.

                  With respect to Mortgage Loans which are not MGIC Mortgage Loans, the applicable Servicer agrees to effect timely payment of the premiums on each Primary Insurance Policy, and such payments shall constitute Servicing Advances reimbursable to such Servicer pursuant to Section 3.08.

                  (d) In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting defaulted Mortgage Loans. Pursuant to Section 3.05, any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to
Section 3.08.

                  (e) A Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

                        (i) such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;



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                       (ii) such Servicer shall take all steps necessary to
          preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

                      (iii) pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

                  (f) If the Trustee is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.



                  SECTION 3.10 Enforcement of Due-on-Sale Clauses; Assumption Agreements.

                  (a) Each Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

                  (b) If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

                  (c) To the extent that any Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.



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                  (d) Subject to each Servicer's duty to enforce any
due-on-sale clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

                  SECTION 3.11 Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

                  (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices,
(iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and
(ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08(a)(iv)(A).



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                  Notwithstanding anything to the contrary contained in this
Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee with a written report of environmental inspection.

                  In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances and Advances made by such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs, Advances and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof. In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Advances and Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and such Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

                  (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. If the deed or certificate of sale is taken in the name of the Trustee, the Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Upon request, the related Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee




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to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

                  To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the REMIC hereunder as defined in section 860F of the Code or cause the REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or
(ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in
Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.



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

                  (d) The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to such Servicer for all expenses incurred (including but not limited to any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

                  (e) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate and the MGIC Fee Rate, if applicable, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

                  (f) Each Servicer of the Mortgage Loans may (but is not obligated to) enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of the most junior class of Subordinate Certificates, subject to each Rating Agency's acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such Holder may (i) instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash with such Servicer by the Holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate through the last day of the month in which such Mortgage Loan is purchased, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Mortgage Loans so long as such Holder (A) meets the requirements for a Subservicer set forth in Section 3.02(a), and (B) will service such Mortgage Loans in accordance with this Agreement.



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                  (g) Vesta, at its option, may (but is not obligated to)
purchase from the Trust Fund, (a) any Mortgage Loan that is delinquent in payment 90 or more days or (b) any related Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. Any such purchase shall be made by Vesta with its own funds at a price equal to the Purchase Price for such Mortgage Loan.

                  SECTION 3.12  Trustee to Cooperate; Release of Mortgage
                                Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will immediately notify the Trustee or the Custodian on its behalf by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit K. Upon receipt of such request, the Trustee shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian on its behalf shall, within three Business Days of delivery to the Trustee of a Request for Release in the form of Exhibit K signed by a Servicing Officer, release the Mortgage File to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or the Custodian on its behalf when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit K, signed by a Servicing Officer.

                  If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee or the Custodian on its behalf, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

                  SECTION 3.13 Documents, Records and Funds in Possession of a Servicer to be Held for the Trustee.

                  Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of



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a Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

                  SECTION 3.14   Servicing Fee.

                  (a) As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account or to retain from interest payments on the related Mortgage Loans the amount of its Servicing Fee for each Mortgage Loan serviced by it, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.05(c)(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the related Servicer or as otherwise provided in Section 3.08(a). In connection with the servicing of any Special Serviced Mortgage Loan, the Special Servicer shall receive the Servicing Fee for each such Mortgage Loan as its compensation.

                  (b) Additional servicing compensation in the form of Ancillary Income shall be retained by the related Servicer. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section
3.02 and the payment of any premiums for insurance required pursuant to
Section 3.18) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

                  SECTION 3.15   Access to Certain Documentation.

                  Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section shall limit the obligation of any Servicer to observe any applicable law prohibiting



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

disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this
Section 3.15 shall require any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

                  SECTION 3.16   Annual Statement as to Compliance.

                  Each Servicer shall deliver to the Depositor, the Rating Agencies, and the Trustee on or before 120 days after the end of such Servicer's fiscal year, commencing in its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such default.

                  SECTION 3.17 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

                  On or before 120 days after the end of each Servicer's fiscal year, commencing in its 2002 fiscal year, each Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to such Servicer, any Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, and the Depositor to the effect that (i) with respect to each Servicer other than WMMSC, such firm has examined certain documents and records relating to the servicing of mortgage loans which such Servicer is servicing, including the related Mortgage Loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement and (ii) with respect to WMMSC as servicer of the WMMSC Serviced Loans, in connection with the firm's examination of the financial statements as of the previous December 31 of WMMSC's parent corporation (which shall include a limited examination of WMMSC's financial statements), nothing came to their attention that indicated that WMMSC was not in compliance with the terms of this Agreement, except for
(a) such exceptions as such firm believes to be immaterial, and (b) such other exceptions as are set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the related Servicer's expense, provided such statement is delivered by such Servicer to the Trustee.



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                  SECTION 3.18   Maintenance of Fidelity Bond and Errors and
                                 Omissions Insurance.

                  Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure each Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA. Upon the request of the Trustee, the related Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

                  SECTION 3.19   Special Serviced Mortgage Loans.

                  If directed by the Special Servicer and solely at the Special Servicer's option, a Servicer, other than ABN AMRO or WMMSC, shall transfer the servicing of any Mortgage Loan 90 days or more delinquent to the Special Servicer. The Special Servicer shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter and the predecessor servicer shall have no further responsibility with respect to such Mortgage Loan (except that the Special Servicer shall not be (i) liable for losses of such Servicer pursuant to Section 3.09 hereof or for any acts or omissions of the related predecessor Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or
(iii) deemed to have made any representations and warranties of such predecessor Servicer hereunder). Upon the transfer of the servicing of any such Mortgage Loan to the Special Servicer, the Special Servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to
Section 3.14.

                  In connection with the transfer of the servicing of any Mortgage Loan to the Special Servicer, the applicable Servicer shall, at such Servicer's expense, deliver to the Special Servicer all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to the Special Servicer. On the servicing transfer date, the Special Servicer shall reimburse the predecessor servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Mortgage Loans for which the servicing is being transferred. The Special Servicer shall be entitled to be reimbursed for all such Advances,



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Servicing Advances and Servicing Fees paid by the Special Servicer to the predecessor servicer pursuant to Section 3.08. In addition, the Special Servicer shall amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.



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                                  ARTICLE IV

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01 Priorities of Distribution.

(A) On each Distribution Date, with respect to the Group I Certificates, the Group II Certificates, the Group III Certificates and the Group IV Certificates the Trustee shall determine the amounts to be distributed to each Class of Certificates, as follows:

         (a) with respect to Certificate Group I and from the Available Distribution Amount relating to Loan Group I:

                  (i) first, concurrently, from the Available Distribution
                      Amount for Loan Group I, to the Class I-A-1 and Class I-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount for such Distribution Date, any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

                  (ii)second, on each Distribution Date prior to the Credit
                      Support Depletion Date, from the Available Distribution Amount for Loan Group I remaining after giving effect to the distributions pursuant to clause (a)(i) above, to the Class I-A-1 Certificates, the related Senior Principal Distribution Amount, until the Class Principal Balance of the Class I-A-1 Certificates has been reduced to zero;

         (b) with respect to Certificate Group II and from the Available Distribution Amount relating to Loan Group II:

                  (i) first, concurrently, from the Available Distribution
                      Amount for Loan Group II, to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-X and Class AR Certificates, an amount allocable to interest equal to the related Interest Distribution Amount for such Distribution Date, any shortfall being allocated pro rata among the Certificates of such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

                  (ii)second, on each Distribution Date prior to the Credit
                      Support Depletion Date, from the Available Distribution Amount for Loan Group II remaining after giving effect to the distributions pursuant to clause (b)(i) above, to the Class AR, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, the related Senior Principal Distribution Amount, sequentially, to the Class AR, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until their respective Class Principal Balances have been reduced to zero;

         (c) with respect to Certificate Group III and from the Available Distribution Amount relating to Loan Group III:



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                  (i) first, concurrently, from the Available Distribution
                      Amount for Loan Group III, to the Class III-A-1 and Class III-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount for such Distribution Date, any shortfall being allocated pro rata among the Certificates of such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

                 (ii) second, on each Distribution Date prior to the Credit
                      Support Depletion Date, from the Available Distribution Amount for Loan Group III remaining after giving effect to the distributions pursuant to clause (c)(i) above, to the Class III-A-1 Certificates, the related Senior Principal Distribution Amount, until the Class Principal Balance of the Class III-A-1 Certificates has been reduced to zero;

         (d) with respect to Certificate Group IV and from the Available Distribution Amount relating to Loan Group IV:

                  (i) first, to MGIC, the MGIC Fee for such Distribution Date;

                 (ii) second, to the Trustee, the Trustee Fee for such
                      Distribution Date;

                (iii) concurrently, from the Available Distribution
                      Amount for Loan Group IV, to the Class IV-A-1 and Class IV-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount for such Distribution Date, any shortfall being allocated pro rata among the Certificates of such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

                 (iv) fourth, on each Distribution Date prior to the
                      Credit Support Depletion Date, from the Available Distribution Amount for Loan Group IV remaining after giving effect to the distributions pursuant to clauses (d)(i), (d)(ii) and (d)(iii) above, to the Class IV-A-1 Certificates, the related Senior Principal Distribution Amount, until the Class Principal Balance of the Class IV-A-1 Certificates has been reduced to zero; and

         (e) from the Available Distribution Amount relating to Loan Group I, Loan Group II, Loan Group III and Loan Group IV remaining after the distributions pursuant to (a), (b), (c) and (d) above, to each Class of Subordinate Certificates relating to Loan Group I, Loan Group II, Loan Group III and Loan Group IV, subject to paragraphs (B) and (C) below, in the following order of priority:

               (i) first, to the Class C-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

              (ii) second, to the Class C-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Certificate Principal Balance of Class C-B-1 Certificates has been reduced to zero;



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

              (iii) third, to the Class C-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (iv) fourth, to the Class C-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Certificate Principal Balance of Class C-B-2 Certificates has been reduced to zero;

               (v) fifth, to the Class C-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

              (vi) sixth, to the Class C-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Certificate Principal Balance of Class C-B-3 Certificates has been reduced to zero;

             (vii) seventh, to the Class C-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

            (viii) eighth, to the Class C-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Certificate Principal Balance of Class C-B-4 Certificates has been reduced to zero;

              (ix) ninth, to the Class C-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (x) tenth, to the Class C-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Certificate Principal Balance of Class C-B-5 Certificates has been reduced to zero;

              (xi) eleventh, to the Class C-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

             (xii) twelfth, to the Class C-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Certificate Principal Balance of Class C-B-6 Certificates has been reduced to zero;

            (xiii) thirteenth, to the Class C-B-1 Certificates, as reimbursement for any Realized Losses previously allocated in reduction of their Class Principal Balances; provided, however, that any distribution pursuant to this clause (v) shall not result in a further reduction of the Class Principal Balance of such Class of Certificate;

             (xiv) fourteenth, to the Class C-B-2 Certificates, as reimbursement for any Realized Losses previously allocated in reduction of their Class Principal Balances; provided, however, that any distribution pursuant to this clause (vi) shall not result in a further reduction of the Class Principal Balance of such Class of Certificate;

              (xv) fifteenth, to the Class C-B-3 Certificates, as reimbursement for any Realized Losses previously allocated in reduction of their Class Principal Balances;



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


          provided, however, that any distribution pursuant to this clause (v) shall not result in a further reduction of the Class Principal Balance of such Class of Certificate;

               (xvi) fourteenth, to the Class C-B-4 Certificates, as reimbursement for any Realized Losses previously allocated in reduction of their Class Principal Balances; provided, however, that any distribution pursuant to this clause (vi) shall not result in a further reduction of the Class Principal Balance of such Class of Certificate;

              (xvii) fifteenth, to the Class C-B-5 Certificates, as reimbursement for any Realized Losses previously allocated in reduction of their Class Principal Balances; provided, however, that any distribution pursuant to this clause (v) shall not result in a further reduction of the Class Principal Balance of such Class of Certificate;

             (xviii) sixteenth, to the Class C-B-6 Certificates, as reimbursement for any Realized Losses previously allocated in reduction of their Class Principal Balances; provided, however, that any distribution pursuant to this clause (vi) shall not result in a further reduction of the Class Principal Balance of such Class of Certificate;

               (xix) to the Class AR Certificates, any remaining Available Distribution Amount for Loan Group I, Loan Group II and Loan Group III.

                  Notwithstanding the allocation and priority set forth in
Section 4.01(A)(b)(ii), on each Distribution Date on or after the Credit Support Depletion Date, the portion of the Available Distribution Amount for Loan Group II available to be distributed to the Class II-A-1, Class II-A-2, Class II-A-3 and Class AR Certificates specified in such Section will be distributed by the Trustee among such Classes, pro rata, on the basis of their respective Class Principal Balances (prior to making any distributions on such Distribution Date) and until the Class Principal Balances thereof are reduced to zero.

                  (B) On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Group I Certificates, Group II Certificates, Group III Certificates and Group IV Certificates shall be reduced by the Trustee by, (i) the related Class' pro rata share (based on the applicable Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.01(B)(i)) of Net Prepayment Interest Shortfalls for Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV; and (ii) the Class' Pro Rata Allocation of (A) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in such Loan Groups that became a Special Hazard Mortgage Loan during the related Prepayment Period, the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in such Loan Groups that became subject to a Bankruptcy Loss during the related Prepayment Period, the interest portion of the related Debt Service Reduction or Deficient Valuation, (C) each Relief Act Reduction for any Mortgage Loan in such Loan Groups incurred during the related Prepayment Period and (D) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan in such Loan Groups that became a Fraud Loan during the related Prepayment Period the excess of



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one month's interest at the related Net Mortgage Rate on the Stated Principal
Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

                  (C) With respect to each Class of Subordinate Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Principal Prepayments in Full and Principal Prepayments in Part will be made by the Trustee to any Class or Classes of Subordinate Certificates junior to such Class (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such Principal Prepayments in Full and Principal Prepayments in Part will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Balances.

                  SECTION 4.02 Allocation of Losses.

                  (a) Realized Losses on the Mortgage Loans in each of Loan Group I, Loan Group II, Loan Group III and Loan Group IV with respect to any Distribution Date shall be determined by the Trustee and allocated by the Trustee to the Classes of Certificates as follows:

                        (i) any Realized Loss shall be allocated first, to the Group C-B Certificates in decreasing order of their numerical Class designations (beginning with the Class C-B-6 Certificates), until the respective Class Principal Balance of each such Class is reduced to zero, and second, to the Senior Certificates of such Certificate Group, pro rata, on the basis of their respective Class Principal Balances; provided, however, such losses on Loan Group I, Loan Group II, Loan Group III and Loan Group IV will only be allocated to the related Senior Certificates for such Loan Group; and

                       (ii) On each Distribution Date, Excess Losses and Extraordinary Losses for Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV will be allocated pro rata among all Classes of Senior Certificates and the Subordinate Certificates, in each case, relating to Loan Group I, Loan Group II, Loan Group III and Loan Group IV, based on their respective Class Principal Balances.

                  (b) On each Distribution Date, if the aggregate Class Principal Balance of all Group I Certificates, Group II Certificates, Group III Certificates and Group IV Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV (after giving effect to distributions of principal and the allocation of all losses to such Certificates on such Distribution
Date), such excess will be deemed by the Trustee to be a principal loss and will be allocated by the Trustee to the most junior Class of Subordinate Certificates then outstanding.

                  (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 4.02(b) shall be allocated by the Trustee among the Certificates of such Class in proportion to their respective Certificate Balances.

                  (d) Any allocation by the Trustee of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to Section 4.02(b) shall be



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accomplished by reducing the Certificate Balance thereof, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Balance."

                  SECTION 4.03  Reserved.

                  SECTION 4.04  Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be made available to each Certificateholder, each Servicer, the Depositor, and each Rating Agency, a statement setting forth with respect to the related distribution:

                  (i) the amount thereof allocable to principal, indicating the portion thereof attributable to Scheduled Payments and Principal Prepayments;

                 (ii) the amount thereof allocable to interest, indicating the portion thereof attributable to any Class Unpaid Interest Amounts included in such distribution;

                (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                 (iv) the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) the Aggregate Loan Balance and Aggregate Loan Group Balance for each Loan Group, in each case, for the following Distribution Date;

                 (vi) the amount of the Servicing Fees and MGIC Fees, if applicable, with respect to such Distribution Date;

                (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

                 (ix) the number and aggregate principal amounts of Mortgage Loans in foreclosure or delinquent (with a notation indicating which Mortgage Loans, if any, are in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the number and aggregate principal amounts of Mortgage Loans with respect to which Prepayment Penalties were collected and the aggregate amount of such Prepayment Penalties;



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                 (xi) the total number and principal balance of any REO
          Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

                 (xii) the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date;

                (xiii) the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding such Distribution Date; and

                 (xiv) the number and principal amount of claims submitted and claims paid under the MGIC Policy during the preceding calendar month and the number and principal amount of claims submitted and claims paid under the MGIC Policy through such Distribution Date.

                  The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from each Servicer which shall be provided as required in Section 4.05.

                  On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP Level Factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg. In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 9.05. The Trustee will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.04(a) via the Trustee's website. The Trustee's website can be accessed at http://www.jpmorgan.com/absmbs or at such other site as the Trustee may designate from time to time. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by written notice to the Trustee addressed to the Corporate Trust Office. The Trustee shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. The Trustee shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change. The Trustee may fully rely upon and shall have no liability with respect to information provided by any Servicer.

                  (b) Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and
(a)(vi) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.



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                  SECTION 4.05 Servicer to Cooperate.

                  Each Servicer shall provide to the Trustee the information set forth in Exhibit F in such form as the Trustee shall reasonably request (or as may be mutually agreed between a Servicer and the Trustee) with respect to each Mortgage Loan serviced by such Servicer no later than twelve noon three Business Days before the related Distribution Date necessary to enable the Trustee calculate the amounts to be distributed to each Class of Certificates and otherwise to perform its distribution, accounting and reporting requirements hereunder. Notwithstanding the foregoing, nothing in this Section 4.05 shall require any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

                  SECTION 4.06 Cross-Collateralization; Adjustments to Available Funds

                        (a) On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of Senior Certificates of a Certificate Group has been reduced to zero, the Trustee shall distribute the principal portion of Available Distribution Amount on the Mortgage Loans relating to such Senior Certificates that will have been paid in full, to the holders of the Senior Certificates of the other Certificate Groups, pro rata, based on Class Principal Balances, provided, however, that the Trustee shall not make such distribution on such Distribution Date if (a) the Subordinate Pool Percentage for such Distribution Date is greater than or equal to 200% of such Subordinate Pool Percentage as of the Closing Date and (b) the average outstanding principal balance of the Mortgage Loans in each Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%.

                        (b) If on any Distribution Date the Class Principal Balance of Senior Certificates in a Certificate Group is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (the "Undercollateralized Group"), then the Trustee shall reduce the Available Distribution Amount of the other Loan Groups that are not undercollateralized (the "Overcollateralized Groups"), as follows:

                        (1) to add to the Available Distribution Amount of
                    each Undercollateralized Group an amount equal to the lesser of (a) one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the Pass-Through Rate applicable to the Undercollateralized Group(s) and (b) Available Distribution Amount of the Overcollateralized Group(s) remaining after making distributions to the Certificates of the Overcollateralized Group(s) on such Distribution Date pursuant to Section 4.01; and

                        (2) to the Senior Certificates of each
                    Undercollateralized Group, to the extent of the principal portion of Available Distribution Amount of the Overcollateralized Group(s) remaining after making distributions to the Senior Certificates of the Overcollateralized Group(s) on such Distribution Date pursuant to Section 4.01, until the Class Principal Balance of the Senior Certificates of such



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

                    Undercollateralized Group(s) equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group(s), any shortfall of such Available Distribution Amount to be allocated among such Undercollateralized Group(s), pro rata, based upon the respective Principal Transfer Amounts.

                  (b) If more than one Overcollateralized Group exists on any Distribution Date, reductions in the Available Funds of such groups to make the payments required to be made pursuant to Section 4.06(b) on such Distribution Date shall be made pro rata, based on the amount of payments required to be made to the Undercollateralized Group(s).



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                                  ARTICLE V

                            ADVANCES BY A SERVICER

                  SECTION 5.01   Advances by a Servicer.

                  Each Servicer shall deposit in the Collection Account an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Mortgage Loans during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date; provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 5.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan plus one month's interest on the outstanding principal balance at the applicable Mortgage Rate less the applicable Servicing Fee Rate. Each Servicer's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated.

                  Each Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided, however, that such obligation with respect to any related Mortgage Loan shall cease if a Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that such Servicer determines that any such advances are Nonrecoverable Advances, such Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

                  If an Advance is required to be made hereunder, the related Servicer shall no later than the Servicer Remittance Date immediately preceding the Distribution Date immediately following the related Determination Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.01, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due.



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                                  ARTICLE VI

                               THE CERTIFICATES

                  SECTION 6.01  The Certificates.

                  The Certificates shall be in substantially the forms set forth in Exhibits A, B and C hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

                  The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

                  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 6.02 Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest and of the same Class.



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

                  (b) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations and the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee set forth in Section 6.06. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

                  (c) No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

                  (d) All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

                  (e) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, in order to assure compliance with the 1933 Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit L (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit M-1 (the "Investment Letter") or Exhibit M-2 (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the 1933 Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund in the Trustee's possession and as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, each Seller and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (f) No transfer of an ERISA-Restricted Certificate shall be made to any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as



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amended ("ERISA"), or Section 4975 of the Code, to a trustee or other person acting on behalf of any such plan, or to any other person using "plan assets" to effect such acquisition, unless the prospective transferee of a Certificate provides the Trustee with (i) in the case of an ERISA-Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, a certification as set forth in item (d) of Exhibit M-1 or M-2 or item 15 of Exhibit N and in the case of any other ERISA-Restricted Certificate, a certification as set forth in item d(i) of Exhibit M-1 or M-2 or item 15 of Exhibit N; or (ii) an Opinion of Counsel which establishes to the reasonable satisfaction of the Depositor and the Trustee that the purchase and holding of an ERISA-Restricted Certificate by, on behalf of or with "plan assets" of such plan is permissible under applicable local law, would not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Depositor, the Trustee or the Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability. The Trustee shall require that, where applicable, such prospective transferee certify to the Trustee in writing the facts establishing that such transferee is not such a plan and is not acting on behalf of or using "plan assets" of any such plan to effect such acquisition.

                  (g) Additional restrictions on transfers of the Class AR Certificates to Disqualified Organizations are set forth below:

                        (i) Each Person who has or who acquires any ownership interest in a Class AR Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Class AR Certificate are expressly subject to the following provisions:

                         (A) Each Person holding or acquiring any ownership
                interest in a Class AR Certificate shall be other than a Disqualified Organization and shall promptly notify the Trustee of any change or impending change in its status as other than a Disqualified Organization.

                         (B) In connection with any proposed transfer of any
                ownership interest in a Class AR Certificate to a U.S. Person, the Trustee shall require delivery to it, and shall not register the transfer of a Class AR Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement" attached hereto as Exhibit N) from the proposed transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Class AR Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is a Disqualified Organization, that for so long as it retains its ownership interest in a Class AR Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of



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

                this Section 6.02(g) and agrees to be bound by them, and
                (2) a certificate, attached hereto as Exhibit O, from the Holder wishing to transfer a Class AR Certificate, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

                         (C) Notwithstanding the delivery of a Transferee
                Affidavit and Agreement by a proposed transferee under clause (B) above, if the Trustee has actual knowledge that the proposed transferee is a Disqualified Organization, no transfer of an ownership interest in a Class AR Certificate to such proposed transferee shall be effected.

                         (D) Each Person holding or acquiring any ownership
                interest in a Class AR Certificate agrees, by holding or acquiring such ownership interest, to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trustee in the form attached hereto as Exhibit O.

                        (ii) The Trustee shall register the transfer of any Class AR Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit O and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.

                        (iii) (A) If any Disqualified Organization shall become a Holder of a Class AR Certificate, then the last preceding Holder that was not a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class AR Certificate. If any non-U.S. Person shall become a Holder of a Class AR Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Class AR Certificate. If a transfer of a Class AR Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was not a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class AR Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class AR Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                          (B) If any purported transferee of a Class
                  AR Certificate shall become a Holder of a Class AR Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Class AR Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without



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

                  notice to the Holder or any prior Holder of such Class AR Certificate, to sell such Class AR Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose. Such purported transferee shall promptly endorse and deliver a Class AR Certificate in accordance with the instructions of the Depositor. Such purchaser may be the Depositor itself or any affiliate of the Depositor. The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an ownership interest or a purported ownership interest in a Class AR Certificate as a result of its exercise of such discretion.

                        (iv) Each Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class AR Certificate to any Person who is not other than a Disqualified Organization, including the information regarding "excess inclusions" of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

                        (v) The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Depositor, provided that there shall have been delivered to the Trustee the following:

                         (A) written notification from each Rating Agency to
                  the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

                         (B) a certificate of the Depositor stating that the
                  Depositor has received an Opinion of Counsel, in form and substance satisfactory to the Depositor, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (i) the Trust Fund may be subject to an entity-level tax caused by the transfer of a Class AR Certificate to a Person which is a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of applicable Class AR Certificate to a Person which is a Disqualified Organization.



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

                        (vi) The following legend shall appear on each Class AR Certificate:

                 ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS AR CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS AR CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                  (h) The Trustee shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trustee shall not register the transfer of any Class AR Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Class AR Certificate as set forth in this Section 6.02.

                  SECTION 6.03  Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to each Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute,



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authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 6.04  Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, each Servicer, the Trustee, and any agent of any Servicer or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee, nor any agent of a Servicer or the Trustee shall be affected by any notice to the contrary.

                  SECTION 6.05 Access to List of Certificateholders' Names and Adresses.

                  (a) If three or more Certificateholders (i) request in writing from the Trustee a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  (b) Each Servicer, so long as it is a servicer hereunder, the Sellers and the Depositor shall have unlimited access to a list of the names and addresses of the Certificateholders which list shall be provided by the Trustee promptly upon request.

                  SECTION 6.06   Maintenance of Office or Agency.

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purpose. The Trustee will give prompt written notice to the Certificateholders of any change in the location of any such office or agency.



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                  SECTION 6.07  Book-Entry Certificates.

                  Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder's interest in the Certificates, except as provided in Section 6.09. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 6.09:

                  (a) the provisions of this Section 6.07 shall be in full force and effect with respect to the Book-Entry Certificates;

                  (b) the Depositor and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

                  (c) to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this
Section 6.07 shall control; and

                  (d) the rights of the Beneficial Holders of the Book-Entry Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Book-Entry Certificates to such Participants.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Book-Entry Certificates evidencing a specified percentage of the aggregate unpaid principal amount of such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates evidencing the requisite percentage of principal amount of such Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

                  SECTION 6.08  Notices to Clearing Agency.

                  Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 6.09, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.



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                  SECTION 6.09  Definitive Certificates.

                  If (a) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Holders of Book-Entry Certificates evidencing not less than 66K% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trustee in writing that the continuation of a book-entry system with respect to the such Certificates through the Clearing Agency is no longer in the best interests of the Holders of such Certificates with respect to the Book-Entry Certificates, the Trustee shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates. Upon surrender to the Trustee of such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.



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                                 ARTICLE VII

        THE DEPOSITOR, THE SELLERS, THE SERVICERS AND THE SPECIAL SERVICER

                  SECTION 7.01 Liabilities of the Sellers, the Depositor, the Servicers and the Special Servicer.

                  The Depositor, the Special Servicer, any Seller and any Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

                  SECTION 7.02 Merger or Consolidation of the Depositor, the Sellers, the Servicers or the Special Servicer.

                  Subject to the immediately succeeding paragraph, the Depositor, the Special Servicer, any Seller and any Servicer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Depositor, the Special Servicer, any Seller or any Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Special Servicer, any Seller or any Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Special Servicer, any Seller or any Servicer, shall be the successor of the Depositor, the Special Servicer, such Seller or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to any such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

                  Notwithstanding anything else in this Section 7.02 or in
Section 7.04 hereof to the contrary, a Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, however, that such Servicer gives the Depositor and the Trustee notice of such assignment; and provided further, that such purchaser or transferee accepting such assignment and delegation shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer, with like effect as if originally named as a party to this Agreement; and provided further, that each of the Rating Agencies acknowledge that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced as a result of such assignment and delegation. In the case of any such assignment and delegation, such Servicer shall be released from its obligations under this Agreement (except as provided above), except that the Servicer



                                      92
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shall remain liable for all liabilities and obligations incurred by it as
Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

                  SECTION 7.03 Limitation on Liability of the Depositor, the Sellers, the Servicers, the Special Servicer and Others.

                  Neither the Depositor, the Special Servicer, any Servicer, any Seller nor any of the directors, officers, employees or agents of the Depositor, the Special Servicer, any Servicer or any Seller shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Special Servicer, any Servicer or any Seller against any breach of representations or warranties made by it herein or protect the Depositor, the Special Servicer, any Servicer or any Seller or any such director, officer, employee or agent from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Special Servicer, any Servicer, any Seller and any director, officer, employee or agent of the Depositor, the Special Servicer, any Servicer or any Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Special Servicer, any Servicer, any Seller and any director, officer, employee or agent of the Depositor, the Special Servicer, any Servicer or any Seller shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Special Servicer, any Servicer or any Seller shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Special Servicer , any Servicer or any Seller may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.

                  SECTION 7.04 Servicer and Special Servicer Not to Resign; Transfer of Servicing.

                  (a) A Servicer or Special Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor servicer or special servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans, or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (ii) permitting the resignation of a Servicer or Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the successor servicer shall have assumed such Servicer's or Special Servicer's responsibilities, duties, liabilities and obligations hereunder in accordance with Section 8.02 hereof.



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                  (b)  Notwithstanding the foregoing, DLJ Mortgage Capital, Inc.
or its transferee shall be entitled to request that a Servicer, other than WMMSC, or the Special Servicer, resign and appoint a successor servicer or special servicer; provided that such entity delivers to the Trustee the letter required in Section 7.04(a)(i) above.

                  SECTION 7.05 Sellers, Servicers and Special Servicer May Own Certificates.

                  Each of the Sellers, Servicers and Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not a Seller, Servicer or Special Servicer.



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                                 ARTICLE VIII

                                    DEFAULT

                  SECTION 8.01   Events of Default.

                  "Event of Default", wherever used herein, and as to each Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) any failure by the Servicer to remit to the Certificate Account or to the Trustee any payment other than an Advance required to be made by the Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (b) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement (except as set forth in (c) and (g) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (c) if a representation or warranty set forth in Section
2.03 hereof made solely in its capacity as a Servicer shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to the Servicer and Sellers by the Trustee for the benefit of the Certificateholders or by the Depositor; or

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or



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                  (f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (g) any failure of the Servicer to make any Advance in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trustee pursuant to Section 5.01, which failure continues unremedied after 5 p.m., New York City time, on the Business Day immediately following the Servicer's receipt of such notice.

                  If an Event of Default due to the actions or inaction of a Servicer described in clauses (a) through (f) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to such Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08).

                  If an Event of Default described in clause (g) shall occur, the Trustee shall, prior to the next Distribution Date, terminate the rights and obligations of the applicable Servicer hereunder and succeed to the rights and obligations of such Servicer hereunder pursuant to Section 8.02, including the obligation to make Advances on such succeeding Distribution Date pursuant to the terms hereof. No Event of Default with respect to a Servicer shall affect the rights or duties of any other Servicer, or constitute an Event of Default as to any other Servicer.

                  SECTION 8.02   Trustee to Act; Appointment of Successor.

                  On and after the time a Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section
7.04 hereof, subject to the provisions of Section 3.04 hereof, the Trustee shall be the successor in all respects to such Servicer in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the related Servicer would have been entitled to charge to the related Collection Account if such Servicer had continued to act hereunder (except that the terminated or resigning Servicer shall retain the right to be reimbursed for advances (including, without limitation, Advances and Servicing Advances) theretofore made by the Servicer with respect to which it would be entitled to be reimbursed as provided in Section 3.08 if it had not been so terminated or resigned as Servicer). Notwithstanding the foregoing, if the Trustee has become the successor to a Servicer in accordance with this Section 8.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act (exclusive of the obligations with respect to Advances), appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Certificates, as the successor to a Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer. Pending appointment of a successor to a Servicer



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hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the related Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of the applicable Servicer to deliver, or any delay in delivering, cash, documents or records to it.

                  A Servicer that has been terminated shall, at the request of the Trustee but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of each Sub-Servicing Agreement, but only to the extent of the Mortgage Loans serviced thereunder, to the assuming party.

                  Each Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the terminated Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to the applicable Collection Account or thereafter received with respect to the Mortgage Loans.

                  Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(a) the failure of any Servicer to (i) deliver, or any delay in delivering, cash, documents or records to it, (ii) cooperate as required by this Agreement, or (iii) deliver the applicable documents and records relating to Mortgage Loans to the Trustee as required by this Agreement, or (b) restrictions imposed by any regulatory authority having jurisdiction over the related Servicer.

                  Any successor to a Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 3.09(b) hereof.

                  SECTION 8.03   Notification to Certificateholders.

                  (a) Upon any termination or appointment of a successor to any Servicer, the Trustee shall give prompt written notice thereof to the Sellers, and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

                  (b) Within two Business Days after the occurrence of any Event of Default, the Trustee shall transmit by mail to the Sellers and all Certificateholders, and the Rating Agencies notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.



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                  SECTION 8.04 Waiver of Events of Default.

                  The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (g) of Section 8.01 may be waived, only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 8.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been cured and remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.



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                                  ARTICLE IX

                            CONCERNING THE TRUSTEE

                  SECTION 9.01 Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                   (a) prior to the occurrence of an Event of Default, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                   (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining or investigating the pertinent facts;

                   (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any



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          proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;
          and

                   (d) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Except with respect to an Event of Default described in clause (a) of Section 8.01, the Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

                  The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Servicer upon receipt of any such complaint, claim, demand, notice or other document
(i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

                  SECTION 9.02   Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 9.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) the Trustee may consult with counsel, financial advisors or accountants and any advice of such Persons or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity



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          against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                   (iv) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                   (v) prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid by the applicable Servicer in the event that such investigation relates to an Event of Default by such Servicer, if an Event of Default by such Servicer shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

                 (vii) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it; and

                (viii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement except as provided in
          Section 3.05(e).

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.



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                  SECTION 9.03  Trustee Not Liable for Certificates
                                or Mortgage Loans.

                  The recitals contained herein shall be taken as the statements of the Depositor or a Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Sellers or the Servicers of any funds paid to the Depositor or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from a Collection Account, an Escrow Account or the Certificate Account by the Depositor, the Sellers or the Servicers.

                  SECTION 9.04   Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

                  SECTION 9.05   Trustee's Fees and Expenses.

                  (a) The Trustee shall pay to itself on each Distribution Date from amounts on deposit in the Certificate Account, an amount equal to the Trustee Fee in accordance with Section 4.01(A), and shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.01 any investment income or other benefit derived from balances in the Certificate Account for such Distribution Date pursuant to Section 3.08(b). Subject to the limitations set forth in
Section 9.05(b), the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by DLJMC and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreement, (d) the Terms Agreement or (e) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax return prepared by a Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, DLJMC covenants and agrees, except as otherwise agreed upon in writing by DLJMC and the Trustee and subject to the limitation set forth in this Section 9.05(b), and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Certificates and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Trustee in connection with its duties hereunder. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing



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expenses incurred by the Trustee in the ordinary course of its duties as
Trustee, Tax Matters Person or Paying Agent hereunder or for any other expenses.

                  (b) Notwithstanding anything to the contrary in this Agreement, DLJMC shall not be obligated to pay to the Trustee more than, in the aggregate, $75,000 pursuant to Section 9.05(a) hereof.

                  SECTION 9.06   Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or association having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long-term debt obligations at the time of such appointment in at least the third highest rating category by both Moody's and S&P or such lower ratings as will not cause Moody's or S&P to lower their then-current ratings of the Class A Certificates, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

                  SECTION 9.07   Resignation and Removal of Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Sellers and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and (b) acceptance by a successor trustee in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trustee breaches any of its obligations or representations hereunder, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates. Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agencies by the Depositor.



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                  If no successor trustee shall have been so appointed and
have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trustee may, at the Trust Fund's expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

                  SECTION 9.08   Successor Trustee.

                  Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

                  No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 9.09   Merger or Consolidation of Trustee.

                  Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 9.10   Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly



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with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 9.10, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. If the Servicers shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (b) no trustee hereunder shall be held liable by reason of any act or omission of any other trustee hereunder; and

                  (c) the Servicers and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 9.11   Office of the Trustee.

                  The office of the Trustee for purposes of receipt of notices and demands is the Corporate Trust Office.

                  SECTION 9.12   Tax Return.

                  Each Servicer, upon request, will furnish the Trustee in a timely manner with all such information in the possession of such Servicer as may be reasonably required in connection with the preparation by the Trustee of all tax and information returns of the Trust Fund, and the Trustee shall sign such returns. Each Servicer shall indemnify the Trustee for all reasonable costs, including legal fees and expenses, related to errors in such tax returns due to errors only in information provided by such Servicer.

                  SECTION 9.13   Periodic Filings.

                  The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. In connection with the preparation and filing of such periodic reports, the Depositor and each Servicer shall timely provide to the Trustee all material information requested by the Trustee and reasonably available to them which is required to be included in such reports. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

                                  ARTICLE X

                                  TERMINATION

                  SECTION 10.01   Termination upon Liquidation or
                                  Repurchase of all Mortgage Loans.

                  The obligations and responsibilities of the Servicers, the Special Servicer, the Sellers, the Depositor and the Trustee created hereby with respect to the Trust Fund created hereby shall terminate upon the earlier of:

                   (a) the repurchase by WMMSC at its election, of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining, which repurchase right WMMSC may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the "Optional Termination Date") on or after the date on which the aggregate Principal Balance of the Mortgage Loans at the time of the repurchase is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; and

                   (b) the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trust created hereby continue beyond the earlier of (1) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date in September 2031.

                  The Mortgage Loan Purchase Price for any such Optional Termination shall be equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in the applicable Loan Groups (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Mortgage Loan currently serviced by the entity exercising such Optional Termination) and
(ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan in the related Loan Groups related to any REO Property, in each case and (iii) any remaining unreimbursed Advances, Servicing Advances and Servicing Fees. The Trustee shall give notice to the Rating Agencies of election to purchase the Mortgage Loans pursuant to this Section 10.01 and of the Optional Termination Date.



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

                  SECTION 10.02   Procedure Upon Optional Termination.

                  (a) In case of any Optional Termination pursuant to Section 10.01, WMMSC shall, at least twenty days prior to the date notice is to be mailed to the affected Certificateholders notify the Trustee of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be repurchased.

                  (b) Any repurchase of the Mortgage Loans by WMMSC shall be made on an Optional Termination Date by deposit of the applicable purchase price into the Certificate Account, as applicable, before the Distribution Date on which such repurchase is effected. Upon receipt by the Trustee of an Officer's Certificate of WMMSC certifying as to the deposit of such purchase price into the Certificate Account, the Trustee and each co-trustee and separate trustee, if any, then acting as such under this Agreement, shall, upon request and at the expense of WMMSC, execute and deliver all such instruments of transfer or assignment delivered to the Trustee by WMMSC, in each case without recourse, representation or warranty as shall be reasonably requested by WMMSC, to vest title in WMMSC in the Mortgage Loans so repurchased and shall transfer or deliver to WMMSC the repurchased Mortgage Loans. Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trustee subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to WMMSC.

                  (c) Notice of the Distribution Date on which a Servicer anticipates that the final distribution shall be made as a result of such Servicer's receipt of the remaining principal and interest due on the last Mortgage Loan serviced by such Servicer, shall be given promptly by such Servicer to the Trustee and, if such servicer is the sole remaining servicer of Mortgage Loans in the related Group, by the Trustee by first class mail to Holders of the affected Certificates. Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the Optional Termination Date or date of final distribution, as the case may be. Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

                  (d) In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

                  SECTION 10.03   Additional Termination Requirements.

                  (a) In the event WMMSC exercises its purchase option pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a "prohibited transaction" of the REMIC, as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                         (A) within 90 days prior to the final Distribution
                    Date set forth in the notice given by WMMSC under Section 10.02, the Holder of the Class AR Certificates shall adopt a plan of complete liquidation of the REMIC; and

                         (B) at or after the time of adoption of any such plan
                    of complete liquidation for the Trust Fund at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter.

                  (b) By its acceptance of a Class AR Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Trust Fund.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendment.

                  (a) This Agreement may be amended from time to time by the Depositor, the Servicers, the Sellers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders,

                  (i)   to cure any error or ambiguity,

                 (ii) to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

                (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

                 (iv) in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates; or

                  (v) to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.

                  (b) This Agreement may be amended from time to time by the Depositor, the Sellers, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated

Principal Balance of the Mortgage Loans specified in Section 10.01(a) relating to optional termination of the Trust Fund or (v) modify the provisions of this Section 11.01.

                  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (c) Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

                  (d) Prior to the execution of any amendment to this Agreement, the Trustee shall receive and be entitled to conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement and that such amendment will not adversely affect the status of the Trust Fund as a REMIC. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                  SECTION 11.02   Recordation of Agreement; Counterparts.

                  (a) This Agreement (other than Schedule I) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the related Servicer at its expense on direction of the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust Fund.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03   Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 11.04   Intention of Parties.

                  (a) It is the express intent of the Depositor, DLJMC, ABN AMRO, the Servicers, the Special Servicer and the Trustee that the conveyance by ABN AMRO of the ABN AMRO

Loans and the conveyance by DLJMC to the Depositor pursuant to the Assignment and Assumption Agreement and the conveyance by the Depositor to the Trustee as provided for in Section 2.01 of each of such Sellers' and Depositor's right, title and interest in and to the Mortgage Loans be, and be construed as, an absolute sale and assignment by such Sellers to the Depositor and by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any conveyance be deemed to be a pledge of the Mortgage Loans by ABN AMRO or DLJMC, as applicable, to the Depositor or by the Depositor to the Trustee to secure a debt or other obligation. However, in the event that the Mortgage Loans are held to be property of ABN AMRO or DLJMC, as applicable, or the Depositor, or if for any reason the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section
2.01 shall be deemed to be a grant by such Sellers and the Depositor to the Trustee on behalf of the Certificateholders, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of such Sellers' and the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Trustee Mortgage Files, and including any Qualified Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) the Certificate Account; (D) the Collection Account; (E) all amounts payable after the Cut-off Date to the holders of the Mortgage Loans in accordance with the terms thereof; (F) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; and
(G) all cash and non-cash proceeds of any of the foregoing; (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be a "possession by the secured party", or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof); and
(iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. "Secured Obligations" means (i) the rights of each Certificateholder to be paid any amount owed to it under this Agreement and (ii) all other obligations of such Sellers and the Depositor under this Agreement, the Assignment and Assumption Agreement and the Mortgage Loan Purchase Agreement.

                  (b) The Sellers and the Depositor, and, at the Depositor's direction, the Servicers and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority as applicable. The Depositor shall prepare and file, at the related Servicer's expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, including without limitation (i) continuation statements, and
(ii) such other statements as may be occasioned by any transfer of any interest of any Servicer or the Depositor in any Mortgage Loan.

                  SECTION 11.05   Notices.

                  In addition to other notices provided under this Agreement, the Trustee shall notify the Rating Agencies in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is repurchased in accordance with this Agreement.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: President; (ii) in the case of the Trustee, the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (iii) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010,
Attention: Kari Roberts (with a copy to DLJ Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Office of the General Counsel), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing, (iv) in the case of Washington Mutual Mortgage Securities Corp., 75 North Fairway Drive, Vernon Hills, IL 60061, Attention: Master Servicing, with a copy to Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, Attention: WMMSC 07696, or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by WMMSC, (v) in the case of ABN AMRO (if in its capacity as a Seller) to _________________, Attention: ______________, Tel. #
__________, Fax # __________ and (in its capacity as a Servicer) to
______________________________________, Attention: ___________________, Tel. #
__________; Fax # __________, or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by ABN AMRO, (v) in the case of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention:
Mortgage Surveillance Monitoring; (vi) in the case of Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Christine Lachnicht; and (vii) in the case of Vesta, Vesta Servicing, L.P., 9600 Great Hills Trail, Suite 300-E, Austin, Texas, Attention: Jeff Neal. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

                  SECTION 11.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07 Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as provided herein, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.



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

                  SECTION 11.08  Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                  SECTION 11.09  Protection of Assets.

                  Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

                  (i)   borrow money or issue debt;

                  (ii) merge with another entity, reorganize, liquidate or sell assets; or

                 (iii)  engage in any business or activities.

                  Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

                  IN WITNESS WHEREOF, the Depositor, the Sellers, the Servicers and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                CREDIT SUISSE FIRST BOSTON MORTGAGE
                                  SECURITIES CORP., as Depositor


                                By:   /s/ Kari Roberts
                                   --------------------------------
                                   Name:   Kari Roberts
                                   Title:  Vice President


                                DLJ MORTGAGE CAPITAL, INC.,
                                as a Seller


                                By:  /s/ Kari Roberts
                                   ---------------------------------
                                   Name:   Kari Roberts
                                   Title:  Vice President


                                ABN AMRO MORTGAGE GROUP, INC.,
                                as a Seller and a Servicer


                                By:  /s/ Daniel Fischer
                                   ---------------------------------
                                   Name:  Daniel Fischer
                                   Title:


                                WASHINGTON MUTUAL MORTGAGE
                                SECURITIES CORP.,
                                as a Servicer


                                By:  /s/ Michael Aaknes
                                   ---------------------------------
                                   Name:   Michael Aaknes
                                   Title:  Vice President


                                VESTA SERVICING L.P.,
                                as Special Servicer and as a Servicer


                                By:  /s/ Jeff Neal
                                   ---------------------------------
                                   Name:   Jeff Neal
                                   Title:  Vice President and COO

                                THE CHASE MANHATTAN BANK,
                                as Trustee


                                By:  /s/ Mary Boyle
                                   ---------------------------------
                                   Name:   Mary Boyle
                                   Title:  Vice President

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

                  On this ___ day of August, 2001, before me, personally appeared ____________, known to me to be a _______ of Credit Suisse First Boston Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ---------------------
                                        Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

                  On the ___ day of August, 2001, before me, personally appeared __________, known to me to be a _________________ of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                     --------------------
                                     Notary Public

[NOTARIAL SEAL]

STATE OF            )
                    : ss.:
COUNTY OF           )

                  On the ___ day of August, 2001, before me, personally appeared __________, known to me to be a _________________ of Washington Mutual Mortgage Securities Corp., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                 ----------------------------
                                 Notary Public

[NOTARIAL SEAL]

STATE OF           )
                   : ss.:
COUNTY OF          )

                  On the ___ day of August, 2001, before me, personally appeared __________, known to me to be a _________________ of ABN AMRO Mortgage Group, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporations executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ------------------
                                        Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       : ss.:
COUNTY OF NEW YORK     )

                  On the ____ of August, 2001 before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of The Chase Manhattan Bank, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ------------------------
                                        Notary Public

[NOTARIAL SEAL]

STATE OF            )
                    : ss.:
COUNTY OF           )

                  On the ___ day of August, 2001, before me, personally appeared __________, known to me to be a _________________ of Vesta Servicing L.P., a Delaware limited partnership, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         ------------------------
                                         Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A

                         [FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :

Initial Certificate Balances
of all Certificates
of this Class                                  :

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                    Class A

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.


      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                           THE CHASE MANHATTAN BANK,
                                           as Trustee


                                           By _________________________________

Countersigned:


By ___________________________
     Authorized Signatory of
     THE CHASE MANHATTAN BANK,
     as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                    Class A

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT B

                       [FORM OF CLASS C-B-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :

Initial Certificate Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-1

    evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers, the or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                      THE CHASE MANHATTAN BANK,
                                      as Trustee


                                      By _____________________________________

Countersigned:


By ___________________________
     Authorized Signatory of
     THE CHASE MANHATTAN BANK,
     as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-1

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                       [FORM OF CLASS C-B-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :

Initial Certificate Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-2

    evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

     Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers, the or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                         THE CHASE MANHATTAN BANK,
                                         as Trustee


                                         By __________________________________

Countersigned:


By ___________________________
     Authorized Signatory of
     THE CHASE MANHATTAN BANK,
     as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-2

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                       [FORM OF CLASS C-B-3 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :

Initial Certificate Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-3

   evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers, the or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                            THE CHASE MANHATTAN BANK,
                                            as Trustee


                                            By _______________________________

Countersigned:


By ___________________________
     Authorized Signatory of
     THE CHASE MANHATTAN BANK,
     as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-3

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                       [FORM OF CLASS C-B-4 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 6.02(f) OF THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE NOR A PERSON ACTING ON BEHALF OF THAT PLAN OR ARRANGEMENT NOR USING THE ASSETS OF THAT PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER, OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT," AS THAT TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM. IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :

Initial Certificate Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-4

     evidencing a 100% Percentage Interest in the distributions allocable to the Cerificates of the above referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Credit Suisse First Boston Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of this Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer and (i) deliver a letter in substantially the form of either Exhibit M-2 to the Agreement or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Pursuant to Section 5.02(b) of the Agreement, no transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or
Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Depositor, the Trustee, the Servicers or the Special Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the trustee by the transferee's acceptance of this certificate, or by any beneficial owner who purchases an interest in this certificate in book-entry form. In the event that a representation is violated, or any attempt to transfer this certificate to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the delivery to the trustee of the opinion of counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                             THE CHASE MANHATTAN BANK,
                                             as Trustee


                                             By _______________________________

Countersigned:


By ___________________________
     Authorized Signatory of
     THE CHASE MANHATTAN BANK,
     as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-4

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, Vesta Servicing L.P. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                       [FORM OF CLASS C-B-5 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :

Initial Certificate Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-5

   evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers, the or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                           THE CHASE MANHATTAN BANK,
                                           as Trustee


                                           By ________________________________

Countersigned:


By ___________________________
     Authorized Signatory of
     THE CHASE MANHATTAN BANK,
     as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-5

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                       [FORM OF CLASS C-B-6 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :

Initial Certificate Balances
of all Certificates
of this Class                                  :

CUSIP                                          :


Interest Rate                                  :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-6

   evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers, the or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                           THE CHASE MANHATTAN BANK,
                                           as Trustee


                                           By ________________________________

Countersigned:


By ___________________________
         Authorized Signatory of
         THE CHASE MANHATTAN BANK,
         as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class C-B-6

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                    [FORM OF CLASS [ ]-X CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Notional Amount of this
Certificate ("Denomination")                   :

Initial Class Notional Amount of
all Certificates of this Class                 :

Percentage Interest                            :

CUSIP                                          :

Pass-Through Rate                              :

Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class [ ]-X

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 30, 2001.

                                         THE CHASE MANHATTAN BANK,
                                         as Trustee


                                         By ___________________________________

Countersigned:


By ___________________________
         Authorized Signatory of
         THE CHASE MANHATTAN BANK,
         as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                  Class [ ]-X

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT C

                        [FORM OF CLASS AR CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF THAT PLAN OR ARRANGEMENT NOR USING THE ASSETS OF THAT PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER OR (B) IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT," AS THAT TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                :

Cut-off Date                                   :     August 1, 2001

First Distribution Date                        :     September 25, 2001

Initial Certificate Balance
of this Certificate
("Denomination")                               :     $

Initial Certificate Balances
of all Certificates
of this Class                                  :     $

CUSIP                                          :


Pass-Through Rate                              :


Maturity Date                                  :

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                   Class AR

   evidencing a percentage interest in the distributions allocable to the Class AR Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.


      Credit Suisse First Boston Mortgage Securities Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Credit Suisse First Boston Corporation, is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class AR Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

     No transfer of a Class AR Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the

Trust Fund or (ii) if the transferee is an insurance company, a representation that the transferee is an insurance company which is purchasing this certificate with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the certificate are covered under Sections I and III of PTCE 95-60, (iii) in the case of any such Class AR Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class AR Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Depositor, the Trustee, the Servicers or the Special Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class AR Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Holder of this Class AR Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class AR Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class AR Certificate may be transferred without delivery to the Trustee of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class AR Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class AR Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class AR Certificate must agree not to transfer an Ownership Interest in this Class AR Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class AR Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August 31, 2001.

                                            THE CHASE MANHATTAN BANK,
                                            as Trustee


                                            By ________________________________

Countersigned:


By ___________________________
     Authorized Signatory of
     THE CHASE MANHATTAN BANK,
     as Trustee

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19
                                   Class AR

     This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-AR19, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, each Servicer, each Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, [entity] will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of a certain person named in the Agreement living on the date of execution of the Agreement or (ii) the Distribution Date in August, 2031.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
 Dated:


                                ______________________________________________
                                Signature by or on behalf of assignor





                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number __________, or, if mailed by check, to _________________________
_______________________________________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
______________________________________________________________________________.

This information is provided by, the assignee named above, or, as its agent.

                                   EXHIBIT D

                                  [RESERVED]

                                   EXHIBIT E

                                  [RESERVED]

                                EXHIBIT F

                         FORM OF SERVICER INFORMATION

The following information will be e-mailed to Trustee in accordance with
Section 4.05:

Servicer Loan Number
Trust Loan Number (if applicable)
Scheduled Net Interest
Scheduled Principal
Curtailment Applied
Curtailment Adjustment
Mortgage Rate
Servicing Fee
P&I Payment
Beginning Scheduled Balance
Ending Scheduled Balance
Ending Actual Principal Balance
Due Date
Prepayment in full Principal
Prepayment in full Net Interest
Prepayment in full Penalty
Delinquencies:
     1-30
     31-60
     61-90
     91 +
Foreclosures
REO Properties
Loss Amounts

The Chase Manhattan Bank
Corporate Trust Office
450 West 33rd Street, 10th Fl.
New York, NY 10001-2697
Phone No. 212-[946-      ]
Fax No.   212-[946-      ]
ATTN:  CSFB Series 2001-AR-19

                                   EXHIBIT G

                                  [RESERVED]

                                   EXHIBIT H

                          SCHEDULE OF MORTGAGE LOANS

                                   EXHIBIT I

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE

                           [_________________, 200_]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York  10010

DLJ Mortgage Capital, Inc.
[_____________________]

          Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to CSFB Mortgage Pass-Through
               Certificates, Series 2001-AR19

Ladies and Gentlemen:

In accordance with and subject to the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, it has
(a) received an original Mortgage Note with respect to each Mortgage Loan listed on the Mortgage Loan Schedule and (b) received an original Mortgage (or a certified copy thereof) with respect to each Mortgage Loan listed on the Mortgage Loan Schedule in accordance with Section 2.01 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically mentioned above. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

Capitalized terms used herein without definition shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                  THE CHASE MANHATTAN BANK,
                                  as Trustee


                                  By:  _________________________________
                                       Authorized Representative

                                   EXHIBIT J

                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                                    [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

DLJ Mortgage Capital, Inc.
[__________________]

          Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to CSFB Mortgage Pass-Through
               Certificates, Series 2001-AR19

Ladies and Gentlemen:

     In accordance with and subject to the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement the undersigned, as Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule it has reviewed the Mortgage File and has determined that (based solely on its review of each such documents on its face) (i) all documents described in clauses (i)-(v) of Section 2.01(b) of the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, defaced, torn or otherwise physically altered and such documents relate to such Mortgage Loan and (iii) each Mortgage Note has been endorsed and each assignment of Mortgage has been delivered as provided in Section 2.01 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of any documents required to be delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement beyond the review specifically required therein. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents required to be delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                   THE CHASE MANHATTAN BANK,
                                   as Trustee


                                   By:________________________________________
                                      Authorized Representative

                                   EXHIBIT K

                          FORM OF REQUEST FOR RELEASE

                                    [date]

To:  The Chase Manhattan Bank
     450 West 33rd St., 14th Fl.
     New York, NY  10001

In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as a sercicer (in such capacity, a "Servicer") and special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee") (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

Reason for requesting file (check one)

____   1.    Mortgage Loan paid in full.
             (The Trustee or the Servicer of such Mortgage Loan hereby certifies that all amounts received in connection therewith have been credited to the account to the account of the Trustee or the Servicer.)

____   2.    Mortgage Loan Liquidated By__________________(The Trustee or the
             Servicer of the Mortgage Loan hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Trustee or the Servicer.)

____   3.    The Mortgage Loan is being foreclosed.

____   4.    Other.  (Describe)

If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                        THE CHASE MANHATTAN BANK
                                          as Trustee


                                        By:   ________________________________
                                              Name:
                                              Title:

                                        Date: ________________________________


                                        ____________________________,
                                           as Servicer


                                        By:   ________________________________
                                              Name:
                                              Title:


                                        Date: ________________________________



Acknowledgment of Documents returned to the Custodian:

                                        BANK ONE, N.A.
                                          as Custodian


                                        By:   ________________________________
                                              Name:
                                              Title:


                                        Date: ________________________________

                                   EXHIBIT L

                        FORM OF TRANSFEROR CERTIFICATE
                                    [date]


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

The Chase Manhattan Bank
450 West 33rd Street, 14th Fl.
New York, NY 10001

          Re:   CSFB Mortgage Pass-Through Certificates, Series 2001-AR19

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that
(a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act,
(b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class AR Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                        Very truly yours,
                                        --------------------------------------

                                        Print Name of Transferor

                                        By: __________________________________
                                            Authorized Officer

                                  EXHIBIT M-1

                           FORM OF INVESTMENT LETTER
                                    [date]


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

The Chase Manhattan Bank
450 West 33rd St., 14th Fl.
New York, NY 10001

          Re:  CSFB Mortgage Pass-Through Certificates, Series 2001-AR19

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that
(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate



                                    M-1-1
to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,
                                        --------------------------------------

                                        Print Name of Transferee

                                        By: __________________________________
                                            Authorized Officer



                                    M-1-2

                                  EXHIBIT M-2

                           FORM OF RULE 144A LETTER
                                    [date]


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

The Chase Manhattan Bank
450 West 33rd St., 14th Fl.
New York, NY 10001

               Re:   CSFB Mortgage Pass-Through Certificates, Series 2001-AR19

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that
(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or (ii) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified



                                    M-2-1
institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                        Very truly yours,
                                        --------------------------------------

                                        Print Name of Transferee

                                        By: __________________________________
                                            Authorized Officer

                                   EXHIBIT N

               FORM OF INVESTOR TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF          )
                       : ss.:
COUNTY OF         )

[NAME OF OFFICER], being first duly sworn, deposes and says:

          EXHIBIT O  That he is [Title of Officer] or [Name of Owner] (record or beneficial owner (the "Owner") of the Class AR Certificates (the "Class AR Certificates")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit and agreement.

          EXHIBIT O  That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class AR Certificates, and (iii) is acquiring the Class AR Certificates for its own account. A "Permitted Transferee" is any person other than a "disqualified organization". (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          EXHIBIT O  That the Owner is aware (i) of the tax that would be imposed on transfers of Class AR Certificates to disqualified organizations under the Code; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class AR Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

          EXHIBIT O  That the Owner is aware of the tax imposed on a
                     "pass-through entity" holding Class AR Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          EXHIBIT O  That the Owner is aware that the Trustee will not register the Transfer of any Class AR Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          EXHIBIT O  That the Owner has reviewed the restrictions set forth on the face of the Class AR Certificates and the provisions of Section 6.02 of the Pooling and Servicing Agreement under which the Class AR Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          EXHIBIT O  That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class AR Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

          EXHIBIT O  That the Owner's Taxpayer Identification Number is
                     ________________.

          EXHIBIT O  That the Owner is a citizen or resident of the United
                     States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          EXHIBIT O  That no purpose of the Owner relating to the purchase of the Class AR Certificate by the Owner is or will be to impede the assessment or collection of tax.

          EXHIBIT O  That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

          EXHIBIT O  That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

          EXHIBIT O  That no purpose of the Owner relating to any sale of the
                     Class AR Certificate by the Owner will be to impede the assessment or collection of tax.

          14. The Owner hereby agrees to cooperate with the Trustee and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the Trust Fund.

          15. That the Owner

          EXHIBIT O  is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

          EXHIBIT O  The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the Trust Fund or result in the imposition of tax on the Trust Fund unless counsel for, or acceptable to, the Trustee has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

          EXHIBIT O  The Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificates to permit the transferor to assess the financial capability of the Owner to pay any such taxes.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ___________.

                                        [NAME OF OWNER]



                                        By: __________________________________
                                            [Name of Officer]
                                            [Title of Officer]
[Corporate Seal]

ATTEST:


_______________________________
[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this _____ day of _______________________.




                                        ______________________________________
                                        NOTARY PUBLIC



                                        COUNTY OF ____________________________

                                        STATE OF _____________________________



                                        My Commission expires the _____day of
                                          __________________, 20____.

                                   EXHIBIT O

                         FORM OF TRANSFER CERTIFICATE

                                    [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

The Chase Manhattan Bank
450 West 33rd St., 14th Fl.
New York, NY 10001

          Re: CSFB Mortgage Pass-Through Certificates, Series 2001-AR19, Class AR (the "Certificates")

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale by _________________ (the "Seller") to ____________________________________ (the
"Purchaser") of a _______% Percentage Interest in the above referenced Certificates, pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [___________, 200_] among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), The Chase Manhattan Bank, as trustee (the "Trustee"), DLJ Mortgage Capital, Inc., as a seller, ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Firstar Bank, N.A., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Homeside Lending, Inc., as a servicer (in such capacity, a "Servicer") and Vesta Servicing L.P., as special servicer (in such capacity, a "Special Servicer"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

1. No purpose of the Seller relating to sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit N. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificate.

5. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

6. The Purchaser has represented to the Seller that, if the Certificate constitutes a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificate as they become due.

                                        Very truly yours,


                                        [SELLER]


                                        By: __________________________________
                                            Name:
                                            Title:

                                   EXHIBIT P
                                   [On file]

                                   EXHIBIT Q
                                   [On file]

                                  SCHEDULE IA

                      Mortgage Loan Schedule - DLJ Loans

                                  SCHEDULE IB

                    Mortgage Loan Schedule - ABN AMRO Loans

                                  Schedule II

          Representations and Warranties of the Sellers and Servicers

A.  Representations and Warranties of DLJMC.

     DLJ Mortgage Capital, Inc. hereby makes the representations and warranties set forth in this Schedule IIA to the Depositor and the Trustee, as of August 30, 2001, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule IIA shall have the meanings ascribed thereto in the Pooling and Servicing Agreement, dated as of August 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as servicer (in such capacity, a "Servicer") and as special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee").

     (i) DLJMC is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware. DLJMC has all requisite power and authority to enter into the Agreement, and to carry out the transactions contemplated thereby.

     (ii) The execution and delivery by DLJMC of the Agreement and the consummation of the transactions contemplated thereby have each been duly and validly authorized by all necessary action, and the Agreement constitutes a valid and legally binding agreement of DLJMC, enforceable against DLJMC in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (iii) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not violate, conflict with, result in a breach of, constitute a default under or be prohibited by, or require any additional approval, waiver or consent under DLJMC's certificate of incorporation or by-laws or any instrument or agreement to which it is a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it.

     (iv) There is no litigation or action at law or in equity pending, or, to its knowledge, threatened against DLJMC and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to materially and adversely affect DLJMC's ability to consummate the transactions contemplated by the Agreement.

B.  Representations and Warranties of ABN AMRO.

     ABN AMRO Mortgage Group, Inc. hereby makes the representations and ' warranties set forth in this Schedule IIB to the Depositor and the Trustee, as of August 30, 2001, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule IIB shall have the meanings ascribed thereto in the Pooling and Servicing Agreement, dated as of August 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as servicer (in such capacity, a "Servicer") and as special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). Each reference to a "Mortgage Loan" in this Schedule IIB shall mean a ABN AMRO Loan and/or a ABN AMRO Serviced Loan, and each reference to a "Mortgaged Property" shall mean a Mortgaged Property related to such ABN AMRO Loan and/or ABN AMRO Serviced Loan.

(i) ABN AMRO is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon ABN AMRO by any such state, and in any event ABN AMRO is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(ii) ABN AMRO has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Seller's Purchase, Warranties and Servicing Agreements dated as of March 1, 2001, between DLJ Mortgage Capital, Inc. and ABN AMRO Mortgage Group, Inc. (the "Mortgage Loan Purchase Agreement") and to conduct its business as presently conducted; ABN AMRO has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Mortgage Loan Purchase Agreement, and any agreements contemplated hereby, and this Agreement and the related Mortgage Loan Purchase Agreement and each Assignment of Mortgage to the Depositor and any agreements contemplated hereby, constitute the legal, valid and binding obligations of ABN AMRO, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by ABN AMRO to make this Agreement, the related Mortgage Loan Purchase Agreement and all agreements contemplated hereby valid and binding upon ABN AMRO in accordance with their terms;

(iii) Neither the execution and delivery of this Agreement, the related Mortgage Loan Purchase Agreement, the sale of the Mortgage Loans to the Depositor, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the related Mortgage Loan Purchase Agreement will conflict with any of the terms, conditions or provisions of ABN AMRO's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which ABN AMRO is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which ABN AMRO or its property is subject;

(iv) To the best of ABN AMRO's knowledge, there is no litigation, suit, proceeding or investigation pending or threatened, or any order or decree outstanding, with respect to ABN AMRO which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement or the related Mortgage Loan Purchase Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of ABN AMRO;

(v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by ABN AMRO of or compliance by ABN AMRO with this Agreement and the related Mortgage Loan Purchase Agreement, except for consents, approvals, authorizations and orders which have been obtained;

(vi) The consummation of the transactions contemplated by this Agreement and the related Mortgage Loan Purchase Agreement are in the ordinary course of business of ABN AMRO, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by ABN AMRO pursuant to this Agreement and the related Mortgage Loan Purchase Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(vii) The origination and servicing practices used by ABN AMRO with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations, and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and payments that ABN AMRO is entitled to collect, all such payments are in the possession of, or under the control of, ABN AMRO, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in accordance with RESPA. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related

        Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(viii) ABN AMRO has not used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in ABN AMRO's portfolio at the Cut-off Date;

(ix) ABN AMRO will treat the sale of the Mortgage Loans to the Depositor as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(x) ABN AMRO is an approved seller/servicer of residential mortgage loans for Fannie Mae or Freddie Mac and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. ABN AMRO is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, meets the minimum capital requirements, if applicable, set forth by the OTS, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac and no event has occurred which would make ABN AMRO unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(xi) ABN AMRO does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the related Mortgage Loan Purchase Agreement. ABN AMRO is solvent and the sale of the Mortgage Loans will not cause ABN AMRO to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of ABN AMRO's creditors;

(xii) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, ABN AMRO pursuant to this Agreement, the related Mortgage Loan Purchase Agreement or in connection with the transactions contemplated hereby, knowingly contains or will contain any statement that is inaccurate or misleading in any material respect. ABN AMRO has prudently originated and underwritten each Mortgage Loan in accordance with Freddie Mac guidelines;

(xiii) ABN AMRO acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by ABN AMRO, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement; and

(xiv) ABN AMRO has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

C.  Representations and Warranties of WMMSC.

     Washington Mutual Mortgage Securities Corp. ("WMMSC") hereby makes the representations and warranties set forth in this Schedule IIC to the Depositor and the Trustee, as of August 30, 2001, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule IID shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of August 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as servicer (in such capacity, a "Servicer") and as special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee").

(i) WMMSC is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii) WMMSC has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder. The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of WMMSC enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

(iii) None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of WMMSC or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which WMMSC is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to WMMSC of any court, regulatory body, administrative agency or governmental body having jurisdiction over WMMSC.

(iv) There is no action, suit, proceeding or investigation pending, or to WMMSC's knowledge threatened, against WMMSC before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by WMMSC of its obligations under, or the validity or enforceability of, the Agreement.

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by WMMSC of the Agreement or the consummation of the transactions contemplated by the Agreement

D.  Representations and Warranties of Vesta.

     Vesta Servicing L.P. ("Vesta") hereby makes the representations and warranties set forth in this Schedule IIG to the Depositor and the Trustee, as of August 30, 2001, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule IID shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of August 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as servicer (in such capacity, a "Servicer") and as special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee").

(v) Vesta is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(vi) Vesta has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder. The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of Vesta enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

(viii) None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of Vesta or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which Vesta is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to Vesta of any court, regulatory body, administrative agency or governmental body having jurisdiction over Vesta.

(viii) There is no action, suit, proceeding or investigation pending, or to Vesta's knowledge threatened, against Vesta before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by Vesta of its obligations under, or the validity or enforceability of, the Agreement.

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by Vesta of the Agreement or the consummation of the transactions contemplated by the Agreement.

                                 Schedule III

            Representations and Warranties as to the Mortgage Loans

A. Representations and Warranties of DLJMC, as Seller, with respect to the DLJ Loans.

     DLJ Mortgage Capital, Inc., as Seller with respect to the DLJ Loans hereby makes the representations and warranties set forth in this Schedule IIIA to the Depositor and the Trustee, except as otherwise expressly provided in this Schedule IIIA, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IIIA shall have the meanings ascribed thereto in the Pooling and Servicing Agreement, dated as of August 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as servicer (in such capacity, a "Servicer") and as special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). Each reference to a "Mortgage Loan" in this Schedule IIIA shall mean a DLJ Loan, and each reference to a "Mortgaged Property" shall mean a Mortgaged Property related to a DLJ Loan.

(i) The information set forth in the Schedule IA, including any diskette or other related data tapes sent to the Depositor, is complete, true and correct in all material respects as of the Cut-off Date;

(ii) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage. With respect to a first lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

(iii) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the Mortgage Note;

(iv) All payments due on or prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, DLJMC has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;

(v) There are no defaults by DLJMC in complying with the terms of the mortgage. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(vi) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the depositor. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(vii) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(viii) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in
        Section 4.10 of the related Mortgage Loan Purchase Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming DLJMC and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in
        Section 4.10 of the related Mortgage Loan Purchase Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the Insurer, is in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by the Agreement. DLJMC has not engaged in, and has no knowledge of the Mortgagor's or any Originator's of Prior Servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm, or other person or entity, and no such unlawful items have been received, retained or realized by the DLJMC;

(ix) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

(x) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. DLJMC has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has DLJMC waived any default resulting from any action or inaction by the Mortgagor;

(xi) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged

        Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and DLJMC has the full right to sell and assign the same to the Depositor.

(xii) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and DLJMC has taken all action necessary to transfer such rights of enforceability to the depositor. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of DLJMC or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. Except to the extent the Mortgage Loan is subject to completion escrows which have been disclosed to and acknowledged by the Depositor and which meet the requirements of DLJMC's Underwriting Standards, and as to which a completed FNMA form 442 has been delivered to the Depositor within sixty (60) days after the Closing Date, the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii) DLJMC or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, except for the assignments of mortgage which have been sent for recording, and upon recordation the Depositor or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Depositor, the Servicer will retain the Mortgage File or any part thereof with respect thereto not delivered to the Depositor or the Depositor's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and DLJMC had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. DLJMC intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;

(xiv) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (xi)(1), (2), (3) and (4) above) DLJMC, its successors and assigns, as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. DLJMC, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Depositor or the assignment to the Depositor of DLJMC's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Mortgage Loan Purchase Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including DLJMC, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by DLJMC;

(xv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither DLJMC nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(xvi) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xvii) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xiv) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xviii) The Mortgage Loan was originated by or for DLJMC. The Mortgage Loan complies with all the terms, conditions and requirements of DLJMC's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. DLJMC is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xix) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;

(xx) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
        (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(xxi) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Depositor to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

(xxii) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by DLJMC who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac and was made by a Qualified Appraiser;

(xxiii) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B)
        (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(xxiv) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

(xxv) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(xxvi) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;

(xxvii) The Mortgagor is not in bankruptcy and is not insolvent or in bankruptcy and DLJMC has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

(xxviii) The Adjustable Rate Mortgage Loans have an original term to maturity of not more than 40 years, in each case, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least five
        (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization.

(xxix) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 80% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(xxx) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxi) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes except for incidental uses which are in accordance with Fannie Mae or Freddie Mac guidelines;

(xxxii) Principal payments on the Mortgage Loan commenced no more than sixty
        (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization than forty years from commencement of amortization with respect to each Adjustable Rate Mortgage Loan; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan mature at least five (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan;

(xxxiii) Certain Mortgage Loans as specified on Schedule IA may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.

(xxxiv) As of the date of origination of the Mortgage Loan, the Mortgaged
        Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xxxv) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets DLJMC's eligibility requirements as set forth in DLJMC's underwriting guidelines;

(xxxvi) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(xxxvii) The Mortgagor has not notified DLJMC, and DLJMC has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

(xxxviii) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(xxxix) No action has been taken or failed to be taken by DLJMC on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of DLJMC, or for any other reason under such coverage;

(xl) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

(xli) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over DLJMC's security interest in such cooperative shares;

(xlii) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

(xliii) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(xliv) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

(xlv) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(xlvi) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Mortgage File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Depositor has the right to cure defaults on the ground lease;

(xlvii) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

(xlviii) Each Mortgage Loan constitutes a qualified mortgage under Section
        860G(a)(3)(A) of the Code and Treasury Regulations Section
        1.860G-2(a)(1);

(xlix) There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

(l) No second lien Mortgage Loan has an LTV in excess of 100%. No second lien Mortgage Loan has an Equity LTV in excess of 100%;

(li) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

(lii) With respect to any second lien Mortgage Loan, DLJMC has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;

(liii) With respect to any second lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

(liv)   No second lien Mortgage Loan is a "home equity line of credit";

(lv) No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%;

(lvi) As of the Closing Date, DLJMC has not received a notice of default of a First Lien which has not been cured;

(lvii)  No First Lien provides for negative amortization;

(lviii) None of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law;

(lix) None of the proceeds of the Mortgage Loan were used to finance single-premium credit insurance policies; and

(lx) With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage

        Loan have been complied with. Specifically, without limiting the generality of the foregoing;

           (a) all fees paid by the owner of the Mortgaged Property or such owner's spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan;

           (b) the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company;

           (c) the mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area;

           (d) the owner of the Mortgaged Property was not required to apply the proceeds of the Mortgage Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the mortgagee;

           (e) the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and

           (f) if discussions between the mortgagee and the Mortgagor were conducted primarily in a language other than English, the mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted.

(lxi)   All notices, acknowledgments and disclosure statements required by
        Section 50, Article XVI of the Texas Constitution applicable to the Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan.

(lxii) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of the adjustable rate mortgage loans. DLJMC shall maintain such statement in the Mortgage File.

(lxiii) With respect to each Mortgage Loan which the Mortgage Loan Schedule indicates is insured by the GEMICO PMI Policy, such Mortgage Loan is insured by the GEMICO PMI Policy.

B. Representations and Warranties of ABN AMRO, as Seller, with Respect to the ABN AMRO Loans.

     ABN AMRO Mortgage Group, Inc., as Seller with respect to the ABN AMRO Loans hereby makes the representations and warranties set forth in this
Schedule IIIB to the Depositor and the Trustee, except as otherwise expressly provided in this Schedule IIIB, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IIIB shall have the meanings ascribed thereto in the Pooling and Servicing Agreement, dated as of August 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a "Seller"), ABN AMRO Mortgage Group, Inc., as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a "Servicer"), Vesta Servicing L.P., as servicer (in such capacity, a "Servicer") and as special servicer (in such capacity, a "Special Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"). Each reference to a "Mortgage Loan" in this Schedule IIIB shall mean an ABN AMRO Loan, and each reference to a "Mortgaged Property" shall mean a Mortgaged Property related to a ABN AMRO Loan.



          (a) The information set forth in this Schedule IIIB is complete, true and correct in all material respects as of the Cut-off Date;

          (b) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a first lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

          (c) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

          (d) All payments required to be made up to the Closing Date for the Mortgage Loans under the terms of the Mortgage Note have been made, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; as to each first lien Mortgage Loan, there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days and as to each second lien Mortgage Loan, there has been no delinquency of 30 days or more during the immediately preceding twelve-month period;

          (e) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in accordance with RESPA.;

          (f) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

          (g) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (h) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of the Seller's Purchase, Warranties and Servicing Agreements dated as of March 1, 2001, between DLJ Mortgage Capital, Inc. and ABN AMRO Mortgage Group, Inc. (the "Mortgage Loan Purchase Agreement"). All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section 4.10 of the Mortgage Loan Purchase Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

          (j) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

          (k) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto, other than the Mortgaged Property. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

          (l) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of the Seller's knowledge, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (m) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Servicer will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in the Mortgage Loan Purchase Agreement;

          (n) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or paid commitment or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (k)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement and the related Purchase Price and Terms Letter. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (o) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

          (p) To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

          (q) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

          (r) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

          (s) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;

          (t) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (u) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

          (v) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

          (w) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

          (x) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

          (y) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

          (z) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;

          (aa) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

          (bb) The Fixed Rate Mortgage Loans have an original term to maturity of not more than 30 years and the Adjustable Rate Mortgage Loans have an original term to maturity of not more than 40 years, in each case, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least five (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization.

          (cc) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

          (dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (ee) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. To the best of the Seller's knowledge, as of the date of origination, no portion of the Mortgaged Property was used for commercial purposes;

          (ff) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization with respect to each Fixed Rate Mortgage Loan or an original term of not more than forty years from commencement of amortization with respect to each Adjustable Rate Mortgage Loan; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least five (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan;

          (gg) With respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is enforceable and will be enforced by the Seller, and such Prepayment Penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

          (hh) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (ii) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Seller's underwriting guidelines;

          (jj) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

          (kk) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested for the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (ll) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

          (mm) No action has been taken or failed to be taken by the Seller on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;

          (nn) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

          (oo) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;

          (pp) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

          (qq) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

          (rr) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

          (ss) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company, or a state licensed mortgage broker or lender or similar institution which is supervised and examined by a federal or state authority;

          (tt) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;

          (uu) With respect to any mortgage broker fees collected and paid on any of the Mortgage Loans, all mortgage broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

          (vv) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

          (ww) Each Mortgage Loan constitutes a qualified mortgage under
Section 860G(a)(3)(A) of the Code and Treasury Regulations Section
1.860G-2(a)(1);

          (xx) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;

          (yy) All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

          (zz) There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

          (aaa) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans;

          (bbb) No second lien Mortgage Loan has an LTV in excess of 100%. No second lien Mortgage Loan has an Equity LTV in excess of 100%;

          (ccc) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

          (ddd) With respect to any second lien Mortgage Loan, the Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) any default under any mortgage, lien or other encumbrance senior to each Mortgage;

          (eee) With respect to any second lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

          (fff) No second lien Mortgage Loan is a "home equity line of credit";

          (ggg) No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%;

          (hhh) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;

          (iii) No First Lien provides for negative amortization;

          (jjj) None of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law; and

          (kkk) None of the proceeds of the Mortgage Loan were used to finance single-premium credit insurance policies